                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Taubman Centers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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SEC 1913 (02-02)

                                 (TAUBMAN LOGO)

                             TAUBMAN CENTERS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            TO BE HELD MAY 18, 2005

To the Shareholders of
Taubman Centers, Inc.

     The Annual Meeting of Shareholders of TAUBMAN CENTERS, INC. (the "Company") will be held on Wednesday, May 18, 2005, at the Community House, 380 South Bates Street, Birmingham, Michigan, at 11:00 a.m., local time, for the following purposes:

          1. To elect two directors to serve until the annual meeting of shareholders in 2008;

          2. To adopt The Taubman Company 2005 Long-Term Incentive Plan;

          3. To adopt the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan;

          4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005; and

          5. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 23, 2005 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

                                          By Order of the Board of Directors

                                          ROBERT S. TAUBMAN,
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Bloomfield Hills, Michigan
April 5, 2005

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote?..................................    1
  What counts as Voting Stock?..............................    1
  What is the Series B Preferred Stock?.....................    1
  What constitutes a quorum?................................    2
  How do I vote?............................................    2
  Can I change my vote after I return my proxy card?........    2
  What are the Board's recommendations?.....................    2
  What vote is required to approve each item?...............    3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT AND RELATED SHAREHOLDER MATTERS................    4
  Section 16(a) Beneficial Ownership Reporting Compliance...    7
  Securities Authorized for Issuance Under Equity
     Compensation Plans.....................................    8
ITEM 1 -- ELECTION OF DIRECTORS.............................    9
  MANAGEMENT................................................    9
  Directors and Executive Officers..........................    9
  The Board of Directors and Committees.....................   10
  Compensation of Directors.................................   12
  Corporate Governance......................................   13
  Communicating with the Board..............................   14
  Certain Transactions......................................   14
  REPORT OF THE AUDIT COMMITTEE.............................   15
  EXECUTIVE COMPENSATION....................................   18
  Summary Compensation Table................................   18
  Long-Term Performance Compensation Plan...................   19
  Long-Term Incentive Plans -- 2004 Awards..................   20
  Annual Bonus Plan.........................................   20
  Incentive Option Plan.....................................   20
  Aggregated Option Exercises During 2004 And Year-End
     Option Values..........................................   21
  Compensation Committee Report on Executive Compensation...   21
  Shareholder Return Performance Graph......................   23
  Certain Employment and Consulting Arrangements............   23
  Change of Control Employment Agreements...................   24
  Change of Control Severance Program.......................   25
ITEM 2 -- ADOPTION OF THE TAUBMAN COMPANY 2005 LONG-TERM
  INCENTIVE PLAN............................................   26
  Description of the New Plan...............................   26
  Federal Income Tax Consequences...........................   28
  Awards Under the Plan.....................................   28
  New Plan Benefits.........................................   28

ITEM 3 -- ADOPTION OF THE TAUBMAN CENTERS, INC. NON-EMPLOYEE
  DIRECTORS' STOCK GRANT PLAN...............................   29
  Description of the Director Plan..........................   29
  Federal Income Tax Consequences...........................   30
ITEM 4 -- RATIFICATION OF SELECTION OF INDEPENDENT
  REGISTERED PUBLIC ACCOUNTING FIRM.........................   30
OTHER MATTERS...............................................   31
COSTS OF PROXY SOLICITATION.................................   31
ADDITIONAL INFORMATION......................................   31
  Presentation of Shareholder Proposals at 2006 Annual
     Meeting................................................   31
  Annual Report.............................................   31
APPENDIX A -- THE TAUBMAN COMPANY 2005 LONG-TERM INCENTIVE
  PLAN......................................................  A-1
APPENDIX B -- TAUBMAN CENTERS, INC. NON-EMPLOYEE DIRECTORS'
  STOCK GRANT PLAN..........................................  B-1

                             TAUBMAN CENTERS, INC.
                       200 EAST LONG LAKE ROAD, SUITE 300
                                  P.O. BOX 200
                     BLOOMFIELD HILLS, MICHIGAN 48303-0200

                                PROXY STATEMENT

     This Proxy Statement contains information regarding the annual meeting of shareholders of Taubman Centers, Inc. (the "Company") to be held at 11:00 a.m., local time, on Wednesday, May 18, 2005, at the Community House, 380 South Bates Street, Birmingham, Michigan. The Company's Board of Directors is soliciting proxies for use at the meeting and at any adjournment or postponement of that meeting. The Company expects to mail this Proxy Statement on or about April 5, 2005.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, holders of the Company's Common Stock and Series B Non-Participating Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Common Stock, the "Voting Stock") will act upon the matters outlined in the accompanying Notice of Meeting, including the election of two directors to serve until the annual meeting of shareholders in 2008, the adoption of The Taubman Company 2005 Long-Term Incentive Plan, the adoption of the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan and the ratification of the Audit Committee's selection of the Company's independent registered public accounting firm. In addition, management will report on the performance of the Company and will respond to questions from shareholders.

Who is entitled to vote?

     Only record holders of Voting Stock at the close of business on the record date of March 23, 2005, are entitled to receive notice of the annual meeting and to vote those shares of Voting Stock that they held on the record date. Each outstanding share of Voting Stock is entitled to one vote on each matter to be voted upon at the annual meeting.

What counts as Voting Stock?

     The Company's Common Stock and Series B Preferred Stock constitute the Voting Stock of the Company. The Common Stock and the Series B Preferred Stock vote together as a single class. The Company's 8.30% Series A Cumulative Redeemable Preferred Stock and 8% Series G Cumulative Redeemable Preferred Stock (individually the "Series A Preferred Stock" and the "Series G Preferred Stock," and collectively, the "Non-Voting Preferred Stock") do not entitle their holders to vote. Although the Company has authorized the issuance of shares of additional series of Preferred Stock pursuant to the exercise of conversion rights granted to certain holders of preferred equity in The Taubman Realty Group Limited Partnership ("TRG"), the Company's majority-owned subsidiary partnership through which the Company conducts all of its operations, at this time no other shares of the Company's capital stock other than the Voting Stock and the Non-Voting Preferred Stock are outstanding.

What is the Series B Preferred Stock?

     The Series B Preferred Stock was first issued in late 1998 and is currently held by partners in TRG other than the Company. The Series B Preferred Stock entitles its holders to one vote per share on all matters submitted to the Company's shareholders and votes together with the Common Stock on all matters as a single class. In addition, the holders of Series B Preferred Stock (as a separate class) are entitled to nominate up to four individuals for election as directors. The number of individuals the holders of the Series B Preferred Stock may nominate in any given year is reduced by the number of directors nominated by such holders in prior years whose terms are not expiring. Two current directors whose terms are expiring, Robert S. Taubman and Lisa A. Payne, are being nominated by the holders of the Series B Preferred Stock, and one current director whose term is not expiring, William A. Taubman, was nominated by the holders of the Series B Preferred Stock. The holders of Series B Preferred Stock are entitled to nominate one more individual for election as a director of the Company, but they have chosen not to do so with respect to this annual meeting. Therefore, the holders of the Series B Preferred Stock retain the right to nominate one additional nominee in the future.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Voting Stock outstanding on the record date will constitute a quorum for all purposes. As of the record date, 81,040,840 shares of Voting Stock were outstanding, consisting of 49,976,870 shares of Common Stock and 31,063,970 shares of Series B Preferred Stock. Proxies received but marked as abstentions and shares voted by brokers in the absence of beneficial owners' instructions will be counted as present in determining whether or not there is a quorum.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the annual meeting, you may deliver your completed proxy card in person or vote by ballot. If you own your shares of Common Stock through a broker, trustee, bank or other nominee but want to vote your shares in person, you should also bring with you a proxy or letter from such broker, trustee, bank or other nominee confirming that you beneficially own such shares.

Can I change my vote after I return my proxy card?

     You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the annual meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you indicate at the meeting that you intend to vote your shares yourself.

What are the Board's recommendations?

     Unless you give different instructions on the proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          for election of the nominated slate of directors (see pages 9 through 26);

          for adoption of The Taubman Company 2005 Long-Term Incentive Plan (see pages 26 through 29);

          for adoption of the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan (see pages 29 and 30); and

          for ratification of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for 2005 (see pages 30 and 31).

     With respect to any other matter that properly comes before the annual meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

What vote is required to approve each item?

     ELECTION OF DIRECTORS. Nominees who receive the most votes cast at the annual meeting will be elected as directors. The slate of directors discussed in this Proxy Statement consists of two individuals, one for each director whose term is expiring. A properly signed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted for the director(s) so indicated, but it will be counted to determine whether there is a quorum.

     ADOPTION OF THE TAUBMAN COMPANY 2005 LONG-TERM INCENTIVE PLAN. The affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date will be necessary to adopt The Taubman Company 2005 Long-Term Incentive Plan.

     ADOPTION OF THE TAUBMAN CENTERS, INC. NON-EMPLOYEE DIRECTORS' STOCK GRANT PLAN. The affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date will be necessary to adopt the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan.

     RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date will be necessary to ratify the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm for 2005. Although shareholder approval of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment under advisement if such appointment is not approved by the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date.

     OTHER MATTERS. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will require the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date. The Board of Directors does not propose to conduct any business at the annual meeting other than as stated above.

     EFFECT OF BROKER NON-VOTES AND ABSTENTIONS. The election of directors will be determined by votes cast, and abstentions and broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote. With regard to each of the adoption of The Taubman Company 2005 Long-Term Incentive Plan, the adoption of the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan and the ratification of the appointment of the Company's independent registered public accounting firm, abstentions and broker non-votes, if any, will have the same effect as a vote against the matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of March 23, 2005. The share information set forth in the table below (both numbers of shares and percentages) reflects ownership of Common Stock and Series B Preferred Stock, which vote together as a single class; however, the footnotes to the table provide ownership information for the Common Stock and Series B Preferred Stock on a separate basis, including (for any shareholder owning at least one percent of the Common Stock or Series B Preferred Stock, as applicable) the percentage of the outstanding shares of the separate class that the holder's shares represent. Shares of the Company's 8.30% Series A Cumulative Redeemable Preferred Stock and 8% Series G Cumulative Redeemable Preferred Stock are not included in the table as such shares do not have voting rights except in certain circumstances. Unless otherwise indicated in the table, each person's address is care of Taubman Centers, Inc., 200 East Long Lake Road, Suite 300, P. O. Box 200, Bloomfield Hills, Michigan 48303-0200.

            DIRECTORS, EXECUTIVE OFFICERS AND 5%              NUMBER OF      PERCENT OF
                        SHAREHOLDERS                          SHARES(1)      SHARES(1)
------------------------------------------------------------  ----------     ----------
Robert S. Taubman...........................................   2,530,683(2)        3.1%
William S. Taubman..........................................   1,669,121(3)        2.1%
Lisa A. Payne...............................................     408,328(4)          *
Stephen J. Kieras...........................................       2,758(5)          *
David T. Weinert............................................           0             *
Courtney I. Lord............................................     369,187(6)          *
John L. Simon...............................................       6,712(7)          *
Graham T. Allison...........................................       1,430(8)          *
Allan J. Bloostein..........................................       5,000(9)          *
Jerome A. Chazen............................................      10,000(10)         *
Craig M. Hatkoff............................................           0             *
Peter Karmanos, Jr. ........................................      40,000(11)         *
A. Alfred Taubman...........................................  22,963,212(12)      28.3%
Cohen & Steers, Inc. and related entities...................   4,908,763(13)       6.1%
  757 Third Avenue
  New York, New York 10017
Security Capital Research & Management Inc. ................   4,272,125(14)       5.3%
  10 South Dearborn Street, Suite 1400
  Chicago, Illinois 60603
LaSalle Investment Management, Inc. ........................   4,253,350(15)       5.2%
  LaSalle Investment Management (Securities) L.P
  200 East Randolph Drive
  Chicago, Illinois 60601

            DIRECTORS, EXECUTIVE OFFICERS AND 5%              NUMBER OF      PERCENT OF
                        SHAREHOLDERS                          SHARES(1)      SHARES(1)
------------------------------------------------------------  ----------     ----------
Morgan Stanley..............................................   4,207,761(16)       5.2%
  Morgan Stanley Investment Management Inc.
  1585 Broadway
  New York, New York 10036
Barclays Global Investors, NA and related entities..........   3,865,922(17)       4.8%
  45 Fremont Street
  San Francisco, CA 94105
Stitching Pensioenfonds ABP.................................   3,244,700(18)       4.0%
  Oude Lindestraat 70
  Postbus 2889
  6401 DL Heerlen
  The Netherlands
AEW Capital Management, L.P.................................   2,788,300(19)       3.4%
  and related entities
  World Trade Center East
  Two Seaport Lane
  Boston, MA 02110
Adelante Capital Management, LLC............................   2,662,730(20)       3.3%
  1995 University Avenue, Suite 225
  Berkeley, CA 94704
Directors and Executive Officers as a Group (11 persons)....   3,036,536(21)       3.7%

---------------

  *  less than 1%

 (1) The Company has relied upon information supplied by certain beneficial owners and upon information contained in filings with the Securities and Exchange Commission (the "SEC"). Figures shown include shares of Common Stock and Series B Preferred Stock, which vote together as a single class on all matters generally submitted to shareholders. Each share of Common Stock and Series B Preferred Stock is entitled to one vote. Under certain circumstances, the Series B Preferred Stock is convertible into Common Stock at the ratio of 14,000 shares of Series B Preferred Stock for each share of Common Stock (any resulting fractional shares will be redeemed for cash). Except as set forth in note 2 below, share figures shown assume that individuals who acquire Units of Partnership Interest upon the exercise of options ("Incentive Options") granted under TRG's 1992 Incentive Option Plan exchange the newly issued Units for an equal number of shares of Common Stock under the Company's exchange offer (the "Continuing Offer") to certain partners in TRG and holders of Incentive Options. Share figures shown assume that outstanding Units are not exchanged for Common Stock under the Continuing Offer (to avoid duplication, as a corresponding number of shares of Series B Preferred Stock are held by each holder of Units of Partnership Interest) and that outstanding shares of Series B Preferred Stock are not converted into Common Stock. As of March 23, 2005, there were 81,040,840 outstanding shares of Voting Stock, consisting of 49,976,870 shares of Common Stock and 31,063,970 shares of Series B Preferred Stock.

 (2) Consists of 5,925 shares of Series B Preferred Stock that Mr. Robert S. Taubman owns, 1,338,496 shares of Series B Preferred Stock held by R & W-TRG LLC ("R&W"), a company that Mr. Taubman and his brother, William S. Taubman, own, 871,262 shares of Series B Preferred Stock subject to issuance under the Deferral Agreement (as defined and described below) (or, in the aggregate, 6.9% of the Series B Preferred Stock), 300,000 shares of Common Stock owned by R&W, and 15,000 shares of Common Stock owned by his wife and children for which Mr. Taubman disclaims any beneficial interest (or, in the aggregate, less than 1.0% of the Common Stock). Excludes 5,925 Units of Partnership Interest that Mr. Robert S. Taubman owns, 1,338,496 Units of Partnership Interest held by R&W and 871,262 Units of Partnership subject to issuance under the Deferral Agreement (to avoid duplication), and excludes all shares of Voting Stock held by TRA Partners ("TRAP"),

     Taubman Realty Ventures ("TRV"), Taub-Co Management, Inc. ("Taub-Co"), TG Partners Limited Partnership ("TG") and TG Acquisitions ("TGA"), because Mr. Taubman has no voting or dispositive control over such entities' assets; see note 11 below. Mr. Taubman disclaims any beneficial interest in the Voting Stock and Units held by R&W or the other entities described in the previous sentence beyond his pecuniary interest in R&W or the other entities. Pursuant to an Option Deferral Agreement entered into in December 2001 among the Manager, TRG and Mr. Taubman (the "Deferral Agreement"), Mr. Taubman has deferred his right to receive 871,262 Units of Partnership Interest (the "Deferred Units") pursuant to an incentive option granted to Mr. Taubman in 1992 that Mr. Taubman exercised during 2002. Until the Deferred Units are distributed in full, Mr. Taubman will receive distribution equivalents on the Deferred Units in the form of cash payments as and when TRG makes distributions on actual Units of Partnership Interest outstanding. Beginning with the ten-year anniversary of the date of exercise, the Deferred Units will be paid to Mr. Taubman in ten annual installments. The Deferral Agreement will terminate and the Deferred Units will be paid to Mr. Taubman in a single distribution upon the earlier of Mr. Taubman's cessation of employment for any reason, a "change in control" of TRG and TRG's permanent dissolution.

 (3) Consists of 5,925 shares of Series B Preferred Stock that Mr. William S. Taubman owns, 1,338,496 shares of Series B Preferred Stock held by R&W (or, in the aggregate, 4.3% of the Series B Preferred Stock), 300,000 shares of Common Stock owned by R&W and 24,700 shares of Common Stock owned by his children and for which Mr. Taubman disclaims any beneficial interest (or, in the aggregate, less than 1.0% of the Common Stock). Excludes 5,925 Units of Partnership Interest that Mr. William S. Taubman owns and 1,338,496 Units of Partnership Interest held by R&W (to avoid duplication), and excludes all shares of Voting Stock held by TRAP, TRV, Taub-Co, TG or TGA because Mr. Taubman has no voting or dispositive control over such entities' assets, see note 11 below. Mr. Taubman disclaims any beneficial interest in the Voting Stock and Units held by R&W and the other entities described in the previous sentence beyond his pecuniary interest in R&W and the other entities.

 (4) Consists solely of shares of Common Stock (less than 1.0%).

 (5) Consists solely of shares of Common Stock (less than 1.0%) which Mr. Kieras may be deemed to own through his investment in the Taubman Centers Stock Fund, one of the investment options under the Company's 401(k) Plan.

 (6) Mr. Lord ceased employment with the Company as of December 31, 2004 and is currently serving as a consultant to the Company. Consists of 1,504 shares of Common Stock owned by Mr. Lord, 530 shares of Common Stock owned by Mr. Lord's wife for which he disclaims any beneficial interest (or, in the aggregate, less than 1.0% of the Common Stock); and 367,153 shares of Series B Preferred Stock (1.2%). Excludes 367,153 Units of Partnership Interest held by Mr. Lord (to avoid duplication).

 (7) Mr. Simon retired from his position with the Company effective December 31, 2004 but is currently serving as a consultant to the Company. Consists of 2,000 shares of Common Stock that Mr. Simon owns and 4,712 shares of Common Stock (or, in the aggregate, less than 1.0% of the Common Stock) which Mr. Simon may be deemed to own through his investment in the Taubman Centers Stock Fund, one of the investment options under the Company's 401(k) Plan.

 (8) Consists solely of shares of Common Stock (less than 1.0%).

 (9) Consists solely of shares of Common Stock (less than 1.0%).

(10) Excludes 15,000 shares of Series A Preferred Stock owned by Mr. Chazen, 7,400 shares of Series A Preferred Stock owned by his wife, and 30,000 shares of Series A Preferred Stock owned by his children and for which Mr. Chazen disclaims any beneficial ownership. The Series A Preferred Stock does not entitle its holders to vote.

(11) Consists solely of shares of Common Stock (less than 1.0%).

(12) Includes 100 shares of Common Stock owned by Mr. A. Alfred Taubman's revocable trust and 186,837 shares of Common Stock held by TRAP (or, in the aggregate, less than 1.0% of the Common Stock). Mr. Taubman's trust is the managing general partner of TRAP and has the sole authority to vote and dispose of the Common Stock held by TRAP. Includes 9,875 shares of Series B Preferred Stock held by Mr. A. Alfred Taubman's trust, 17,699,879 shares of Series B Preferred Stock owned by TRAP, 11,011 shares of Series B Preferred Stock owned by TRV, of which Mr. Taubman's trust is the managing general partner, and 4,958 shares of Series B Preferred Stock held by Taub-Co. Because the sole holder of voting shares of Taub-Co is Taub-Co Holdings Limited Partnership, of which Mr. Taubman's trust is the managing general partner, Mr. Taubman may be deemed to be the beneficial owner of the shares of Series B Preferred Stock held by Taub-Co. Mr. Taubman disclaims beneficial ownership of any shares of Series B Preferred Stock held by Taub-Co beyond his pecuniary interest in Taub-Co. Also includes 4,605,361 shares of Series B Preferred Stock owned by TG, and 445,191 shares of Series B Preferred Stock held by TGA (or, in the aggregate 73.3% of the Series B Preferred Stock). Because Mr. Taubman, through control of the managing partner of each of TRV, TG and TGA, has sole authority to vote and (subject to certain limitations) dispose of the shares of Series B Preferred Stock held by TRV and TG and TGA, respectively, Mr. Taubman may be deemed to be the beneficial owner of all of the shares of Series B Preferred Stock held by TRV, TG and TGA. Mr. Taubman disclaims beneficial ownership of any shares of Series B Preferred Stock held by TRV, TG and TGA beyond his pecuniary interest in those entities.

(13) Consists solely of shares of Common Stock (9.8%).

(14) Consists solely of shares of Common Stock (8.5%) held on behalf of other persons, none of which holds more than 5% of the Common Stock; 3,141,700 of the 4,272,125 shares are owned by Security Capital Preferred Growth Incorporated.

(15) Consists solely of shares of Common Stock (8.5%) and includes ownership of Common Stock on behalf of Stichting Pensioenfonds Voor de Gezondheid Geestelijke en Maatschappelijke Belangen.

(16) Consists solely of shares of Common Stock (8.4%) held on behalf of various investment advisory clients, none of which holds more than 5% of the Common Stock.

(17) Consists solely of shares of Common Stock (7.7%) held in trust accounts for the economic benefit of the beneficiaries of such accounts.

(18) Consists solely of shares of Common Stock (6.5%).

(19) Consists solely of shares of Common Stock (5.6%).

(20) Consists solely of shares of Common Stock (5.3%) held on behalf of clients.

(21) See Notes 2 through 5 and 8 through 11 above. Consists of an aggregate of 814,928 shares of Common Stock (1.6%), 1,350,346 shares of Series B Preferred Stock and 871,262 shares of Series B Preferred Stock subject to issuance under the Deferral Agreement (as defined and described in Note 2) (or, in the aggregate, 7.0% of the Series B Preferred Stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("insiders") file reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to the Company. Based on the Company's review of the insiders' forms furnished to the Company and representations made by the Company's officers and directors, no insider failed to file on a timely basis a Section 16(a) form with respect to any transaction in the Company's equity securities, except that Mr. Robert Taubman filed two Form 4s reporting a total of two transactions late, and Mr. William Taubman filed one Form 4 reporting one transaction late.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2004:

                                                              WEIGHTED-AVERAGE    NUMBER OF SECURITIES REMAINING
                                    NUMBER OF SECURITIES      EXERCISE PRICE OF   AVAILABLE FOR FUTURE ISSUANCES
                                 TO BE ISSUED UPON EXERCISE      OUTSTANDING        UNDER EQUITY COMPENSATION
                                  OF OUTSTANDING OPTIONS,     OPTIONS, WARRANTS    PLANS (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS          AND RIGHTS          REFLECTED IN COLUMN (A))
         PLAN CATEGORY                      (A)                      (B)                       (C)
         -------------           --------------------------   -----------------   ------------------------------
Equity compensation plan
  approved by security
  holders(1)...................           559,442(2)               $11.98                   2,229,987

---------------
(1) The plan was approved by the Company's shareholders before the Company went public in 1992 and was fully disclosed when the Company went public.

(2) 559,442 options were exercised, and 570,000 options were granted, between January 1, 2005 and March 23, 2005; therefore, as of March 23, 2005 the total number of shares of common stock to be issued upon exercise of outstanding options is 570,000, with a weighted average exercise price of $29.38, and the number of securities remaining available for future issuances is 1,659,987 shares.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members serving three-year staggered terms. Two directors are to be elected at the annual meeting to serve until the annual meeting of shareholders in 2008.

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board's substitute nominee. Additional information regarding the nominees, the directors whose terms are not expiring, and management of the Company is contained under the caption "Management" below.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors currently consists of eight members divided into three classes serving staggered terms. Under the Company's Restated Articles of Incorporation, a majority of the Company's directors must not be officers or employees of the Company or its subsidiaries. Officers of the Company serve at the pleasure of the Board. The directors, executive officers, and nominees for director of the Company are as follows:

                                                                                                  TERM
          NAME            AGE                                TITLE                               ENDING
          ----            ---                                -----                               ------
Robert S. Taubman(1)....  51    Chairman of the Board, President and Chief Executive Officer      2005
Lisa A. Payne(1)........  46    Executive Vice President, Chief Financial and Administrative      2005
                                Officer, and Director
Graham T. Allison.......  65    Director                                                          2006
Peter Karmanos, Jr. ....  62    Director                                                          2006
William S. Taubman......  46    Executive Vice President and Director                             2006
Allan J. Bloostein......  75    Director                                                          2007
Jerome A. Chazen........  78    Director                                                          2007
Craig M. Hatkoff........  51    Director                                                          2007
Esther R. Blum..........  50    Senior Vice President, Controller, and Chief Accounting Officer
Stephen J. Kieras.......  52    Senior Vice President, Development
David T. Weinert........  45    Senior Vice President, Leasing

---------------
(1) Standing for re-election to a three-year term.

     Robert S. Taubman is the Chairman of the Board, President and Chief Executive Officer of the Company and The Taubman Company LLC (the "Manager"), which is a subsidiary of TRG (the Company's operating partnership that manages the Company's regional shopping center interests). Mr. Taubman has been a director of the Company since 1992. Mr. Taubman is also a director of Comerica Bank and of Sotheby's Holdings, Inc., the international art auction house. He is also a member of the United States Department of Commerce Travel and Tourism Promotion Advisory Board, a director of the Real Estate Roundtable, a Trustee of the Urban Land Institute, a former trustee of the International Council of Shopping Centers, and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Taubman is the brother of William S. Taubman.

     Lisa A. Payne is an Executive Vice President and the Chief Financial and Administrative Officer of the Company and the Manager, a position which she has held since 1997. Ms. Payne has been a director of the Company since 1997. Prior to joining the Company in 1997, Ms. Payne was a vice president in the real estate department of Goldman, Sachs & Co., where she held various positions between 1986 and 1996. Ms. Payne serves as a trustee of Munder Series Trust and Munder Series Trust II.

     Graham T. Allison is the Douglas Dillon Professor of Government at Harvard University and a director of CDC Nvest Funds. Mr. Allison has been a director of the Company since 1996 and previously served on the Board from 1992 until 1993, when he became the United States Assistant Secretary of Defense.

     Peter Karmanos, Jr. is the founder and has served as a director since the inception of Compuware Corporation, a global provider of software solutions and professional services headquartered in Detroit, Michigan. Mr. Karmanos has served as Compuware's Chairman since November 1978, and as its Chief Executive Officer since July 1987. Mr. Karmanos serves as a director of Worthington Industries, Inc. and Adherex Technologies, Inc. (listed on the Toronto Stock Exchange). Mr. Karmanos has been a director of the Company since 2000.

     William S. Taubman is an Executive Vice President of the Company and the Manager, a position which he has held since 1994. Mr. Taubman has also been a director of the Company since 2000. His responsibilities include the overall management of the development, leasing, and center operations functions. He held various other positions with the Manager prior to 1994. Mr. Taubman is the brother of Robert S. Taubman.

     Allan J. Bloostein is a former Vice Chairman of The May Department Stores Company and the President of Allan J. Bloostein Associates, and serves as a consultant in retail and consumer goods marketing. Mr. Bloostein was, until his retirement during 2000, a director of CVS Corporation, which operates the CVS Pharmacy chain, and is a director emeritus of certain mutual fund companies in a Smith Barney Fund Family. Mr. Bloostein has been a director of the Company since 1992.

     Jerome A. Chazen is Chairman Emeritus of Liz Claiborne, Inc. Mr. Chazen is also Chairman of Chazen Capital Partners, a private investment company. Mr. Chazen has been a director of the Company since 1992.

     Craig M. Hatkoff served as Vice Chairman of Capital Trust, Inc., a real estate investment management company listed on the New York Stock Exchange and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000. He has also served on the Board of Directors of Capital Trust since July 1997. In 2002, Mr. Hatkoff became a trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City. Mr. Hatkoff is also Chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment and is a private investor in other entrepreneurial ventures. Prior to joining Capital Trust, Inc., Mr. Hatkoff was a founder and a managing partner of Victor Capital Group, L.P., from 1989 until its acquisition in 1997 by Capital Trust, Inc. Mr. Hatkoff has been a director of the Company since 2004.

     Esther R. Blum is a Senior Vice President, the Controller, and Chief Accounting Officer of the Company, a position she has held since 1999. Ms. Blum became a Vice President of the Company in January 1998, when she assumed her current principal functions. Between 1992 and 1997, Ms. Blum served as the Manager's Vice President of Financial Reporting and served the Manager in various other capacities between 1986 and 1992.

     Stephen J. Kieras is Senior Vice President, Development of the Company, a position he has held since September 2004. Mr. Kieras was a Group Vice President, Development of the Company from 2001 to September 2004, a Vice President, Development from 1998 to 2001 and a Director, Development from 1990, when he joined the Company, to 1998.

     David T. Weinert is Senior Vice President, Leasing of the Company, a position he has held since July 2004. Mr. Weinert was a Group Vice President, Leasing of the Company from 2001 to July 2004, a Vice President heading leasing for the Company's western region based in San Francisco from 1992 to 2001 and served the Company's leasing department in various other capacities between 1986 and 1992.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors currently consists of eight members divided into three classes serving staggered three-year terms. The Company's Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Allison, Bloostein, Chazen, Hatkoff and Karmanos are "independent" from management, as defined by the rules adopted by the SEC, the New York Stock Exchange listing requirements and the Company's Corporate Governance Guidelines. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the other criteria for independence set forth in the Company's Corporate Governance Guidelines.

     The Board of Directors held four meetings during 2004 and acted once by unanimous written consent. The Board of Directors has four standing committees: a five member Audit Committee, a three member Compensation Committee, a three member Executive Committee, and a three member Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. During 2004, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board on which they served. Directors are expected to attend all meetings, and it is the Company's policy to schedule a meeting of the Board of Directors on the date of the annual meeting of shareholders. All eight board members attended last year's annual meeting. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the Chief Executive Officer and other members of management on matters that affect the Company.

     Non-management directors will hold regularly scheduled executive sessions in which non-management directors meet without the presence of management. These executive sessions are expected to occur around regularly scheduled meetings of the Board of Directors. Each meeting the position of presiding director will be rotated in alphabetical order among each non-management director. For more information regarding the Company's Board of Directors and other corporate governance procedures, please see "Corporate Governance." For information on how you can communicate with the Company's non-management directors, including the presiding director, please see "Communicating with the Board."

     The Audit Committee consists of Jerome A. Chazen, Chairman, Graham T. Allison, Allan J. Bloostein, Craig M. Hatkoff and Peter Karmanos, Jr. Each of these directors is financially literate. The Audit Committee is responsible for providing independent, objective oversight and review of the Company's auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of the Company's internal audit function. In addition, the Audit Committee engages the independent registered public accounting firm. The Audit Committee met eight times during 2004. A copy of the Audit Committee's charter can be found on the Company's website, www.taubman.com, in the Corporate Governance subsection of the Investor Relations page ("Corporate Governance Section").

     In October 2004, Myron E. Ullman resigned from the Company's Board of Directors following his appointment as the Chairman and Chief Executive Officer of JCPenney in order to avoid any appearance of conflict of interest. Mr. Ullman had been a member of the Audit Committee and was an "audit committee financial expert" under the definition of the SEC. Immediately following Mr. Ullman's resignation, the Board of Directors began a search for an individual qualified to become a member of the Board who would also meet the requirements of an "audit committee financial expert." The Board has engaged a consultant to assist with its search and is working thoughtfully and continually to identify suitable candidates. As of the date of this Proxy Statement, the Board had not yet identified a suitable candidate who would qualify as an audit committee financial expert, but it expects to do so within the next several months.

     The Compensation Committee consists of Craig M. Hatkoff, Chairman, Jerome
A. Chazen and Peter Karmanos, Jr. The Compensation Committee's primary responsibility is to review the compensation and employee benefit policies applicable to employees of the Manager and, in particular, senior management. The Compensation Committee met twice during 2004. The Compensation Committee's charter is posted in the Corporate Governance Section of the Company's web site.

     The Executive Committee consists of Robert S. Taubman, Chairman, Graham T. Allison, and Allan J. Bloostein. The Executive Committee has the authority to exercise many of the functions of the full Board of Directors between meetings of the Board and met once and acted by written consent six times during 2004.

     The Nominating and Corporate Governance Committee consists of Allan J. Bloostein, Chairman, Jerome A. Chazen and Craig M. Hatkoff. The committee met twice in 2004. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending director nominees for each Board committee, other than vacancies for which holders of the

Series B Preferred Stock are entitled to propose nominees. In recommending candidates to the Board, and as part of the selection and nomination process, the Nominating and Corporate Governance Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The process also seeks to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company's business. The Company also requires that independent directors comprise a majority of the Board, and the nominee must not serve on more than five other public company boards.

     The Nominating and Corporate Governance Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis to the Secretary of the Company and are in accordance with the Company's by-laws. The committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees.

     Under the Company's by-laws, shareholders must follow an advance notice procedure to nominate candidates for election as directors (or to bring other business before an annual meeting). Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the annual meeting of shareholders, must give the Company written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; if, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not less than 60 days and not more than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The notice must include:

     - the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy rules in the event of an election contest;

     - the name and address of the shareholder making the nomination;

     - the class and number of shares of Company stock that the nominating shareholder owns; and

     - the consent of each nominee to serve as a director if elected.

     The Nominating and Corporate Governance Committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company and overseeing governance issues.

     The committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company's current directors and management. As discussed above, the committee has retained a third party search firm to assist the committee in locating and recruiting a suitable candidate for the Board who would qualify as an "audit committee financial expert." A copy of the charter for the Nominating and Corporate Governance Committee is available on the Company's web site, www.taubman.com, in the Corporate Governance Section.

COMPENSATION OF DIRECTORS

     During 2004, the Company paid directors who are neither employees nor officers of the Company or its subsidiaries an annual fee of $35,000, a meeting fee of $1,000 for each Board or committee meeting attended, and reimbursed outside directors for expenses incurred in attending meetings and as a result of other work performed for the Company. For 2004, the Company paid fees in the aggregate amount of $280,250 to Messrs. Allison, Bloostein, Chazen, Gilbert (who retired from the Board in May 2004), Hatkoff and Karmanos and Myron E. Ullman, III (who resigned from the Board of Directors in October 2004) for their services as directors of the Company.

     As part of its overall program of charitable giving, during 2004, TRG maintained a charitable gift program for the Company's outside directors. Under this charitable gift program, TRG matched an outside director's donation to one or more qualifying charitable organizations. TRG limited matching contributions to an aggregate maximum amount of $10,000 per director per year. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to TRG. During 2004, TRG made seven matching contributions in the total amount of $60,000.

     Effective as of January 1, 2005, the non-employee members of the Board of Directors are compensated as follows:

     - Annual Retainer: $35,000.

     - Charitable Matching Contribution: None. The existing $10,000 annual charitable matching contribution terminated.

     - Meeting Fee (board meetings): $1,000 per meeting attended

     - Meeting Fee (board committee meetings): $1,000 per meeting attended

     - Annual Fee for Audit Committee Chair: $12,500

     - Annual Fee for Compensation Committee Chair: $7,500

     - Annual Fee for Nominating & Governance Committee Chair: $2,500

     In addition to the amounts stated above, the Compensation Committee has adopted the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan which provides for each non-employee director to receive shares of Common Stock having a fair market value of $15,000 as part of their annual retainer. The adoption of the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan is subject to approval by the Company's shareholders at the annual meeting.

     The Company will also reimburse members of the Board of Directors for all expenses incurred in attending meetings or performing their duties as directors. Members of the Board of Directors who are employees or officers of the Company or any of its subsidiaries will not receive any compensation for serving on the Board of Directors or any committees thereof.

CORPORATE GOVERNANCE

     The Board of Directors has adopted Corporate Governance Guidelines, a copy of which can be found at the Company's web site in the Corporate Governance Section. These guidelines address, among other things, a director's responsibilities, qualifications, including independence, compensation and access to management and advisors. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing these guidelines and recommending to the Board any changes to the guidelines.

     The Board also has adopted a Code of Business Conduct and Ethics (the "Code"), which sets out basic principles to guide the actions and decisions of all of the Company's employees, officers and directors. The Code, which is also available at www.taubman.com, in the Corporate Governance Section, covers topics such as honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities, and confidentiality, as well as numerous other topics. Waivers of the Code are discouraged, but any waiver that relates to the Company's executive officers or directors may only be made by the Board or a Board committee and will be publicly disclosed.

COMMUNICATING WITH THE BOARD

     Any shareholder or interested party, who wishes to communicate with the Board or any specific director, including non-management directors, the presiding director, or committee members, may write to:

                             Taubman Centers, Inc.
                            Attn: Board of Directors
                       200 East Long Lake Road, Suite 300
                                  P.O. Box 200
                     Bloomfield Hills, Michigan 48303-0200

     Depending on the subject matter of the communication, management will:

     - forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Audit Committee will be forwarded unopened directly to the Chairman);

     - attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g. the communication is a request for information about the Company or is a stock-related matter; or

     - not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

     To submit concerns regarding accounting matters, shareholders and other interested persons may also call the Company's toll free, confidential hotline number published in the Corporate Governance Section of the Company's web site in the document entitled, "Procedures for Submitting Concerns About the Company's Accounting and Auditing Matters."

     Communications will be made available to directors at any time upon their request.

CERTAIN TRANSACTIONS

     The Manager is the manager of the SunValley Shopping Center in Contra Costa County, California, and has been the manager since its development. TRG owns a 50% general partnership interest in SunValley Associates, a California general partnership, which owns the center. The other 50% partner is an entity owned and controlled by Mr. A. Alfred Taubman, the Company's largest shareholder, former Chairman of the Board of Directors and the father of Robert and William Taubman. SunValley's partnership agreement names TRG as the managing general partner and provides that so long as TRG has an ownership interest in the property, the Manager will remain its manager and leasing agent.

     During 1997, TRG acquired an option to purchase certain real estate on which TRG was exploring the possibility of developing a shopping center. A. Alfred Taubman, Robert S. Taubman and William S. Taubman have a financial interest in the optionor. Through December 31, 2000, TRG made payments of $450,000 under the option agreement, but in 2000, TRG decided not to go forward with the project. Pursuant to an agreement between TRG and the optionor, TRG is to be reimbursed at the time of sale or lease of the real estate for $350,000 in project costs, and upon receipt of such amount, the option will be terminated.

     A. Alfred Taubman and certain of his affiliates receive various property management services from the Manager. For such services, Mr. A. Taubman and affiliates paid the Manager approximately $1.7 million in 2004.

     During 2004, the Manager paid approximately $2.4 million in rent and operating expenses for office space in the building in which the Manager maintains its principal offices and in which A. Alfred Taubman, Robert S. Taubman, and William S. Taubman have financial interests. In 2004, the Manager renewed the office lease, extending the term to 2015. Effective May 1, 2005, the first year annual rent will be $1.3 million, the second to fifth years' rent will be $2.3 million per year and the sixth to tenth years' rent will be $2.5 million per year. The Manager has an option to reduce the amount of space leased by up to 19% in 2005, and the Manager may surrender an additional 10% of space in 2010. The Manager will also receive an allowance in 2005 of up to

$3.7 million based upon the actual amount of space leased. The lease also provides for a five year renewal option at the end of the term.

     The Taubman Asset Group, an entity which manages the personal assets of, and provides administrative services to, the Taubman family, together with certain members of the Taubman family, including A. Alfred Taubman (collectively, the "Taubman Family"), utilize a portion of the Manager's Bloomfield Hills, Michigan offices and a portion of the Manager's New York offices. For the use of the office space, they paid the Manager approximately $331,000 in 2004, representing their pro rata share of the total occupancy costs paid by the Manager. In addition, employees of the Taubman Asset Group, A. Alfred Taubman and certain employees of members of the Taubman Family and other affiliated companies of the Taubman Family were enrolled in the benefit program of the Manager. For participation in the Manager's benefit program, participants paid the Manager approximately $590,000 in 2004, representing a 100% reimbursement of the costs associated with their employees' participation in the benefit program plus a 15% administrative fee. The Manager leases a corporate jet for business use and was reimbursed approximately $160,000 in 2004 by the Taubman Family for incidental personal use of the corporate jet.

     The Audit Committee reviews business transactions between the Company and its subsidiaries and related parties to ensure that the Company's involvement in such transactions, including those described above, is on arm's length terms.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter, a copy of which was attached as Appendix A to the Company's 2004 Proxy Statement and which is also available on the Company's web site, www.taubman.com, in the Corporate Governance Section. Each of the members of the Audit Committee is independent as defined by the rules adopted by the SEC, the New York Stock Exchange and the Company's Corporate Governance Guidelines. An Audit Committee member may not simultaneously serve on more than two other audit committees of public companies.

     The responsibilities of the Audit Committee include engaging an accounting firm to be the Company's independent registered public accounting firm. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with management, internal audit personnel and the independent registered public accounting firm on matters which include the following:

     - the plan for, and the independent registered public accounting firm's report on, each audit of the Company's financial statements;

     - the Company's quarterly and annual financial statements contained in reports filed with the SEC or sent to shareholders;

     - changes in the Company's accounting practices, principles, controls or methodologies, or in its financial statements;

     - significant developments in accounting rules;

     - the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and

     - the continued independence of the Company's independent registered public accounting firm and the monitoring of any engagement of the independent registered public accounting firm to provide non-audit services.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2004. First, the Audit Committee discussed with KPMG, the Company's independent registered public accounting firm for 2004, those matters required to be communicated and discussed between an issuer's independent registered public accounting firm and its audit committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with KPMG its independence and received a letter from KPMG and concerning such independence as required under applicable independence standards for independent registered public accounting firms of public companies. This discussion and disclosure informed the Audit Committee of KPMG's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with management and KPMG (with regard to 2004 only), the Company's audited consolidated balance sheets for December 31, 2004 and 2003, and consolidated statements of operations, cash flows and shareowners' equity for the three years ended December 31, 2004. Based on the discussions with KPMG concerning the audits, the independence discussions, and the financial statement review and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board (and the Board agreed) that these financial statements be included in the Company's 2004 Annual Report on Form 10-K.

     AUDIT FEES. The Company was billed $963,500 by KPMG for 2004 for Audit Services and was billed $912,550 by Deloitte and Touche LLP ("Deloitte") for 2003 for Audit Services. The Audit Committee appointed KPMG as the Company's principal accountant for 2004 to replace Deloitte, which had served as the Company's principal accountant for 2003. "Audit Services" consist of professional services rendered by the Company's principal accountant for the audits of the Company's annual financial statements and management's assessment of the Company's internal control over financial reporting, review of the financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with these filings. This includes $546,000 in 2004 and $618,400 in 2003 related to individual shopping center audit reports and accounting consultations and $32,500 in 2004 related to audit work done in connection with equity offerings. All of the Audit Services provided to the Company by KPMG during 2004 and Deloitte during 2003 were pre-approved by the Audit Committee.

     AUDIT-RELATED FEES. The Company was billed $16,500 by KPMG in 2004 and $20,100 by Deloitte in 2004 and 2003, respectively, for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements. These audit related services, consisting primarily of an audit of an employee benefit plan, provided to the Company by KPMG and Deloitte were pre-approved by the Audit Committee.

     TAX FEES. The Company was billed $2,000 by KPMG in 2004 for the review of a Form 5500 in connection with the audit of the Company's 401(k) plan. The Company was billed $1,175,276 by Deloitte in 2003 for professional services related to federal and state tax compliance, tax advice and tax planning. The tax fees paid to Deloitte in 2003 included tax compliance fees of $953,953 and tax advice and planning fees of $221,323. All of the tax related services provided to the Company by KPMG during 2004 and Deloitte during 2003 were pre-approved by the Audit Committee.

     ALL OTHER FEES. The Company did not incur any other fees to KPMG in 2004 or to Deloitte in 2003.

     The Audit Committee, based on its reviews and discussions with management and KPMG noted above, determined that the provision of these services was compatible with maintaining KPMG's independence.

     PRE-APPROVAL POLICIES AND PROCEDURES FOR AUDIT AND NON-AUDIT SERVICES. The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company. If a product or service arises that was not already pre-approved, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to consider and pre-approve such services between quarterly meetings of the Audit Committee. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is consistent with maintaining the independence of the Company's independent registered public accounting firm. Any interim approvals granted by the Chairman of the Audit Committee are reported to the entire Audit Committee at its next regularly scheduled meeting.

                              THE AUDIT COMMITTEE

                           Jerome A Chazen, Chairman
                               Graham T. Allison
                               Allan J. Bloostein
                                Craig M. Hatkoff
                              Peter Karmanos, Jr.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of those persons who during 2004 were (i) the chief executive officer and (ii) the other executive officers of the Company whose compensation is required to be disclosed pursuant to the rules of the SEC (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION        ------------
                                              --------------------           LTIP        ALL OTHER
                                               SALARY     BONUS(1)        PAYOUTS(2)    COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR     ($)         ($)              ($)            ($)
     ---------------------------       ----   --------    --------       ------------   ------------
Robert S. Taubman....................  2004   $778,846(3) $498,750        $1,313,516      $28,775(4)
Chairman of the Board, President and   2003    750,000     572,500         1,469,398       26,693
Chief Executive Officer                2002    750,000     468,750         1,251,250       25,467
Lisa A. Payne........................  2004   $519,231(3) $375,000        $  592,465      $26,202(5)
Executive Vice President and Chief     2003    500,000     370,625           622,056       27,874
Financial and Administrative Officer   2002    500,000     325,000           508,750       23,042
William S. Taubman...................  2004   $506,250(3) $332,500        $  592,465      $28,372(6)
Executive Vice President               2003    487,500     370,625           611,587       26,341
                                       2002    484,133     314,375           508,750       43,108
Stephen J. Kieras....................  2004   $239,115(3) $231,000        $   66,942      $19,764(7)
Senior Vice President, Development
David T. Weinert.....................  2004   $289,823(3) $540,800(8)     $   91,723      $25,344(9)
Senior Vice President, Leasing
Courtney I. Lord.....................  2004   $314,231(3) $242,000        $  281,604      $24,964(11)
Former Senior Vice President,          2003    287,423     279,930           158,854       22,554
Leasing(10)                            2002    278,654     276,494                --       21,187
John L. Simon........................  2004   $326,596(3) $281,500        $  281,604      $27,864(14)
Former Senior Vice President,          2003    306,092     390,880           305,795       25,899
Development(12)                        2002    298,125     268,413(13)       275,000       24,646

---------------
 (1) Reflects bonus amounts awarded in 2004 under the Annual Bonus Plan and in 2003 and 2002 under the Senior Short-Term Incentive Plan.

 (2) Reflects payouts of 1999, 2000 and 2001 Cash Awards made under the Manager's Long-Term Performance Compensation Plan (the "Long-Term Performance Plan"). Robert Taubman and William Taubman have elected to defer receipt of the 1999 payout amounts in accordance with the terms of the Long-Term Performance Plan. Amounts deferred under the Long-Term Performance Plan accrue interest until the deferred payment date. The 2000 and 2001 Cash Awards were paid and included a premium as explained in the following section (Long-Term Performance Compensation Plan). Awards made pursuant to the Long-Term Performance Plan are not reportable on the date of grant and, instead, are reported in the Long-Term Incentive Plan Awards table immediately following.

 (3) Salary amounts for 2004 include one additional pay period compared with 2003 and 2002.

 (4) Includes $16,692 contributed to the defined contribution plan (the "Retirement Savings Plan") on behalf of Mr. Robert S. Taubman and $12,083 accrued under the supplemental retirement savings plan (the "Supplemental Retirement Savings Plan").

 (5) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Ms. Payne and $9,510 accrued under the Supplemental Retirement Savings Plan.

 (6) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Mr. William S. Taubman and $11,680 accrued under the Supplemental Retirement Savings Plan.

 (7) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Mr. Kieras and $3,072 accrued under the Supplemental Retirement Savings Plan.

 (8) Includes $302,800 earned in 2004 as part of a compensation arrangement entered into in connection with a promotion of and relocation by Mr. Weinert in 1999.

 (9) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Mr. Weinert and $8,652 accrued under the Supplemental Retirement Savings Plan.

(10) Mr. Lord ceased serving as Senior Vice President, Leasing on June 30, 2004 but remained an employee of the Company through December 31, 2004 and is currently serving as a consultant to the Company.

(11) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Mr. Lord, and $8,272 accrued under the Supplemental Retirement Savings Plan.

(12) Mr. Simon retired from his position with the Company effective December 31, 2004 but is currently serving as a consultant to the Company.

(13) Excludes a $50,000 special bonus paid in June 2002 relating to 2001 compensation.

(14) Includes $16,692 contributed to the Retirement Savings Plan on behalf of Mr. Simon and $11,172 accrued under the Supplemental Retirement Savings Plan.

LONG-TERM PERFORMANCE COMPENSATION PLAN

     The Long-Term Performance Plan was adopted by the Manager and approved by TRG's compensation committee in 1996 (the Compensation Committee of the Board now performs such functions). The Company's Long-Term Performance Plan was amended effective January 1, 1999 (the "First Amendment") and again effective January 1, 2000 (the "Second Amendment"). The following discussion relates to the 2004 grants under the Long-Term Performance Plan that are reflected in the Long-Term Incentive Plans -- 2004 Awards table.

     The amount of a participant's award is based on individual and Company performance for the fiscal year prior to the date of the award and the individual's position in the Company. Each eligible participant is granted a Cash Award (a "Cash Award") and the final payout value of an award is tied to the achievement of a target compounded growth rate of the Company's per share funds from operations, as publicly reported by the Company, subject to reasonable adjustments such as changes in accounting policies and extraordinary or non-recurring items, over the three-year vesting period of the award. If the target is achieved, the payout amount of each Cash Award is increased, subject to a maximum premium of 30%; otherwise the payout amount remains the amount of the original grant. Each Cash Award vests on the third January 1 after the date of grant. Upon vesting, the value of the award under the Long-Term Performance Plan will be paid to the participant in a lump sum, unless the participant elects to defer payment in accordance with the terms of the Long-Term Performance Plan. The payout amount is determined on the vesting date, and such amount will accrue interest from the vesting date until the deferred payment date.

                  LONG-TERM INCENTIVE PLANS -- 2004 AWARDS(1)

                                                                ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                             PERFORMANCE OR                 PRICE-BASED PLAN
                                  CASH        OTHER PERIOD     ------------------------------------------
     NAME AND PRINCIPAL          AWARDS     UNTIL MATURATION    THRESHOLD        TARGET        MAXIMUM
          POSITION                ($)          OR PAYOUT           ($)           ($)(2)          ($)
     ------------------        ----------   ----------------   ------------   ------------   ------------
Robert S. Taubman............  $1,300,000     1/1/04-1/1/07     $1,300,000     $1,495,000     $1,690,000
Chairman of the Board,
President and Chief Executive
Officer
Lisa A. Payne................  $  710,000     1/1/04-1/1/07     $  710,000     $  816,500     $  923,000
Executive Vice President and
Chief Financial and
Administrative Officer
William S. Taubman...........  $  695,000     1/1/04-1/1/07     $  695,000     $  799,250     $  903,500
Executive Vice President
Stephen J. Kieras............  $  160,000     1/1/04-1/1/07     $  160,000     $  184,000     $  208,000
Senior Vice President,
Development
David T. Weinert.............  $  131,875     1/1/04-1/1/07     $  131,875     $  151,656     $  171,438
Senior Vice President,
Leasing
Courtney I. Lord.............  $  267,500     1/1/04-1/1/07     $  267,500     $  307,625     $  347,750
Former Senior Vice President,
Leasing
John L. Simon................  $  362,500     1/1/04-1/1/07     $  362,500     $  416,875     $  471,250
Former Senior Vice President,
Development

---------------
(1) Awards were made under the Long-Term Performance Plan. Awards vest and, unless deferred in accordance with the Long-Term Performance Plan, are payable on the third January 1 after the date of grant.

(2) The target is the amount which would be payable if the target compounded growth rate in per share funds from operations is achieved.

ANNUAL BONUS PLAN

     For 2004, the Manager's officers and senior management received part of their annual compensation pursuant to the Manager's Annual Bonus Plan. Under the Annual Bonus Plan, bonuses are only paid if the Company's performance meets certain funds from operations and net operating income growth hurdles which are approved annually by the Board of Directors. Under the Annual Bonus Plan, a total bonus pool will be determined based on Company performance. Payments to individuals will then be determined based upon their annual performance review, and bonuses can range from 0% to 200% of their target bonus amount.

INCENTIVE OPTION PLAN

     TRG maintains the 1992 Incentive Option Plan for its employees with respect to Units of Partnership Interest in TRG. Upon exercise, it is anticipated that substantially all employees will exchange each underlying Unit for one share of the Company's Common Stock under the Continuing Offer.

     The Company's chief executive officer makes periodic recommendations to the Compensation Committee of the Board, which, after reviewing such recommendations, determines grants. The exercise price of each Incentive Option is equal to the fair market value of a Unit of Partnership Interest on the date of grant. The 1992 Incentive Option Plan was amended in December 2001 to permit a holder of an Incentive Option to pay the exercise price in cash or by surrender of Units of Partnership Interest having an aggregate fair market value equal to the exercise price. In the event that the exercise price for an Incentive Option is paid by surrendering Units of Partnership Interest, only those Units of Partnership Interest issued to the optionee in excess of the number of Units of Partnership Interest surrendered are counted for purposes of determining the remaining number of Units of Partnership Interest available for future grants of Incentive Options under the 1992 Incentive Option Plan.

     Generally, Incentive Options granted prior to January 2005 vest in one-third increments on each of the third, fourth, and fifth anniversaries of the date of grant, although the Compensation Committee may allow an exercise at any time more than six months after the date of grant. If the optionee's employment terminates within the first three years for reasons other than death, disability, or retirement, the right to exercise the Incentive Option is forfeited. If the termination of employment is because of death, disability, or retirement, the Incentive Option may be exercised in full. Outstanding Incentive Options also vest in full upon the termination of the Manager's engagement by TRG, upon any "change in control" of TRG, or upon TRG's permanent dissolution. No Incentive Option may be exercised after ten years from the date of grant. There were no Incentive Option grants to Named Officers in 2004.

       AGGREGATED OPTION EXERCISES DURING 2004 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                         SHARES        VALUE          OPTIONS AT YEAR END         OPTIONS AT 12/31/04(1)
                       ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
        NAME            EXERCISE       ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   ----------   -----------   -------------   -----------   -------------
Robert S. Taubman....    197,508(2)  $2,326,644      47,508             --      $  962,512            --
Lisa A. Payne........    600,828      7,804,341          --             --              --            --
William S. Taubman...     19,751(2)     232,667     508,008             --       9,012,242            --
Stephen J. Kieras....      3,951         47,333          --             --              --            --
David T. Weinert.....         --             --          --             --              --            --
Courtney I. Lord.....         --             --          --             --              --            --
John L. Simon........         --             --          --             --              --            --

---------------
(1) In accordance with the SEC's rules, based on the difference between fair market value of Common Stock and the exercise price.

(2) Each of Mr. R. Taubman and Mr. W. Taubman elected to hold Units of Partnership Interest in TRG upon exercise of their options rather than converting into shares of the Company's Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that, subject to certain exceptions, the Company may not deduct compensation exceeding $1 million in any one year paid to any one of the Company's CEO and four highest compensated executive officers other than the CEO. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation. The Company may not be able to deduct the full amount of its share of the Manager's tax deduction for compensation to the Company's CEO and four highest compensated executive officers other than the CEO to the extent that the Company's share of the deduction for compensation of any such person exceeds $1 million in any one year and such compensation does not meet the requirements for performance-based compensation. This deduction limit does not apply to TRG or the Manager because TRG and the Manager are partnerships for federal tax purposes.

     Compensation Philosophy. The Manager has had a long-standing philosophy of targeting executive compensation at a level above the average of competitive practice. As part of this philosophy, the mix of compensation elements has emphasized variable, performance-based programs. As a result of this philosophy, the Manager has been successful at recruiting, retaining, and motivating executives who are highly talented, performance-focused, and entrepreneurial. The Compensation Committee has continued to apply this philosophy to its decisions on compensation matters. The independent compensation consultant retained by the Compensation Committee has compared the Manager's compensation practices with those of industry competitors and confirmed that the 2004 compensation of the Named Officers was consistent with the Manager's compensation philosophy.

     The Manager's compensation program for executive officers consists of the following key elements: annual compensation in the form of base salary, bonus compensation under the Annual Bonus Plan and long-term compensation under the Incentive Option Plan and the Long-Term Performance Plan. The compensation of the Named Officers is determined based on their individual performance and the performance of the Company, TRG, and the Manager.

     Since 1996 and through 2004, awards under the Long-Term Performance Plan have been selected over Incentive Options as the primary source of incentive compensation to the executive officers. No Incentive Option grants were made during 2004.

     Base Salaries. Base salaries for the Manager's executive officers are generally targeted at a level above the average for executives of industry competitors. The salaries of the Named Officers are reviewed and approved by the Compensation Committee based on its subjective assessment of each executive's experience and performance and a comparison to salaries of senior management of industry competitors.

     Long-Term Performance Plan. In 2004, the Compensation Committee made grants of Cash Awards under the Long-Term Performance Plan to the Named Officers, as shown in the Long-Term Incentive Plans -- 2004 Awards table.

     Compensation of Chief Executive Officer. Robert S. Taubman's base salary for 2004 was at an annual rate of $750,000. Based on the Compensation Committee's evaluation of Mr. Taubman's performance and the performance of the Company and the report of the independent consultant, the Compensation Committee confirmed that Mr. Taubman's base salary, his bonus under the Annual Bonus Plan for 2004 in the amount of $498,750 and his incentive compensation under the Long-Term Performance Plan, as set forth in the Summary Compensation Table and Long-Term Incentive Plans -- Awards table, were consistent with the Manager's compensation philosophy.

                           THE COMPENSATION COMMITTEE

                           Craig M. Hatkoff, Chairman
                                Jerome A. Chazen
                              Peter Karmanos, Jr.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth the cumulative total returns on a $100 investment in each of the Company's Common Stock, the Morgan Stanley REIT Index, the NAREIT Equity Retail REIT Index and the S&P Composite -- 500 Stock Index for the period December 31, 1999 through December 31, 2004 (assuming, in all cases, the reinvestment of dividends).


            COMPARISON OF CUMULATIVE TOTAL RETURN


                     (PERFORMANCE GRAPH)

         --------------------------------------------------------------------------------
                          12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
         --------------------------------------------------------------------------------
           Taubman
            Centers,
            Inc.          $100.00    $111.03    $162.58    $190.00    $254.59    $386.26
           Morgan
            Stanley REIT
            Index         $100.00    $126.81    $143.08    $148.30    $202.79    $266.64
           NAREIT Equity
            Retail REIT
            Index         $100.00    $117.97    $153.86    $186.27    $273.39    $383.38
           S&P 500 Index  $100.00    $ 90.90    $ 80.09    $ 62.39    $ 80.29    $ 89.02
         --------------------------------------------------------------------------------

     Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT AND CONSULTING ARRANGEMENTS

     In January 1997, the Manager entered into a three-year agreement with Lisa
A. Payne regarding her employment as an Executive Vice President and the Chief Financial Officer of the Manager and her service to the Company in the same capacities. In January 1999 and January 2000, the agreement was extended for an additional year and continues to have automatic, one-year extensions unless either party gives notice to the contrary. In March 2002, Ms. Payne became the Manager's and Company's Chief Financial and Administrative Officer and continued her position as an Executive Vice President of each entity. The employment agreement provides for an annual base salary of not less than $500,000, to be reviewed annually. The agreement also provides for Ms. Payne's participation in the Manager's annual bonus plan, with a target award of $250,000 and a maximum annual award of $375,000. Notwithstanding the foregoing, the Company, in its sole discretion, may increase Ms. Payne's compensation at any time. Pursuant to the agreement, if Ms. Payne's employment with the Company is terminated for any reason other than (1) Ms. Payne's voluntary termination of her employment, (2) death or disability or (3) a termination by the Company for "cause" (as defined in the agreement), Ms. Payne shall be entitled to receive payment of her base salary and target bonus for the remaining term of her employment agreement, and all benefits granted to Ms. Payne under the Company's various compensation plans shall immediately vest in full.

     In November 1999, the Manager entered into an employment agreement with Courtney I. Lord pursuant to which Mr. Lord served as the Manager's Senior Vice President of Leasing. On March 10, 2004, the Manager entered into a Termination Agreement with Mr. Lord, pursuant to which he ceased being Senior Vice President, Leasing as of June 30, 2004 but continued to be paid pursuant to his employment agreement through December 31, 2004. Furthermore, on March 10, 2004, the Manager entered into a Consulting Agreement with Mr. Lord pursuant to which Mr. Lord has agreed to provide consulting services to the Manager effective January 1, 2005 and terminating on December 31, 2005. Pursuant to the Consulting Agreement, the Manager is obligated to pay Mr. Lord $10,000 per month for consulting services up to a specified number of hours. Consulting services provided by Mr. Lord in excess of these hours will be paid on an hourly basis. In addition, the Manager agreed to reimburse Mr. Lord for the 18 month period ending June 30, 2006 for the premiums then in effect for COBRA continuation coverage and to reimburse him for the 6 month period commencing July 1, 2006 and ending on December 31, 2006 up to the amount of COBRA continuation coverage premiums for private health insurance obtained by Mr. Lord. Lastly, the Manager agreed to vest Mr. Lord's Long-Term Performance Plan payments earned during his employment, which will be paid in January of each year through 2007, and to make a payment of $137,500 based upon Mr. Lord's 2004 job performance to be paid in January 2008. The Consulting Agreement prohibits Mr. Lord during the term of the Consulting Agreement and for a period of 12 months thereafter from providing any services (i) to certain named competitors of the Company and (ii) to any shopping center in excess of 200,000 square feet located within a specified radius of a shopping center owned by TRG.

     On July 8, 2004, the Manager entered into a Consulting and Non-Competition Agreement with John L. Simon, pursuant to which he retired from his position as Senior Vice President, Development effective December 31, 2004 and agreed to serve as a consultant to the Manager for a period of two years thereafter. Pursuant to the agreement, the Manager is obligated to pay Mr. Simon a bonus under the Company's Annual Bonus Plan with respect to 2004 based on the Company's performance and Mr. Simon's personal performance in 2004. The Manager also is obligated to pay Mr. Simon $23,333 per month for his consulting services up to a specified number of hours. Consulting services provided by Mr. Simon in excess of these hours will be paid on an hourly basis. In addition, the Manager agreed to reimburse Mr. Simon for the 18 month period ending June 30, 2006 for the premiums then in effect for COBRA continuation coverage and to reimburse him for the 6 month period commencing July 1, 2006 and ending on December 31, 2006 up to the amount of COBRA continuation coverage premiums, for private health insurance obtained by Mr. Simon. Lastly, the Manager agreed to vest Mr. Simon's Long-Term Performance Plan payments earned during his employment, which will be paid in January of each year through 2007, and to make a payment of $156,750 based upon Mr. Simon's 2004 job performance to be paid in January 2008. The Consulting Agreement prohibits Mr. Simon during the period ending January 15, 2008 from providing any services (i) to certain named competitors of the Company and (ii) to any shopping center in excess of 200,000 square feet located within a specified radius of a shopping center owned by TRG.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     In May 2003, the Company entered into change of control employment agreements (the "Change of Control Agreements") with each of the persons who were members of the Company's Operating Committee at that time, other than Robert Taubman and William Taubman but including Lisa A. Payne. The Company also entered into Change of Control Agreements with each of Stephen J. Kieras and David T. Weinert in March 2005. The Change of Control Agreements have three-year terms that automatically extend for an additional year on each anniversary of the first day of their terms unless a notice not to extend is given by the Company. If a "change of control" of the Company, as defined in the Change of Control Agreements, occurs during the term of the Change of Control Agreements, then the Change of Control Agreements become operative for a fixed three-year period commencing on the date of the change of control and supersede any other employment agreement between the Company and any of its affiliates, on the one hand, and the executive, on the other.

     Each Change of Control Agreement provides generally that the executive's terms and conditions of employment, including position, location, compensation and benefits will not be adversely changed during the three-year period after a change of control. If the executive's employment is terminated by the Company other than for cause, death or disability or if the executive resigns for "good reason," as defined in the Change of Control Agreements during this three-year period or upon certain terminations in connection with or in anticipation of a change of control, the executive will generally be entitled to receive:

     - an annual bonus for the year in which the termination of employment occurs, pro-rated through the date of termination;

     - two and a half times the executive's annual base salary and annual bonus;

     - continued welfare benefits and perquisites for thirty months;

     - $1,000 from the repurchase by the Manager of the participant's T-I REIT, Inc. share granted to the participant under a bonus award agreement; and

     - outplacement services.

     The annual bonus components of this severance amount will be based on the higher of the highest bonus paid to the executive during the three years prior to the change of control or the most recent bonus paid to the executive prior to the date of termination of employment. In addition to the benefits described above for certain terminations within three years of a change in control, in order to preserve an existing benefit under an employment agreement that the Company entered into with Ms. Payne in January 1997, Ms. Payne's Change of Control Agreement provides that, in the event that she terminates her employment for any reason other than "good reason" during the 90-day period following a change of control, she will be entitled to a payment equal to two times her base salary and target bonus under the annual bonus plan, plus an annual bonus for the year in which the termination occurs, pro-rated through the date of termination.

     Each Change of Control Agreement also provides that effective on the occurrence of a change of control or a termination of employment of the executive in anticipation of a change of control:

     - all of the executive's equity-based compensation awards that are outstanding on the date of the change of control will vest; and

     - all of the executive's then-outstanding awards under the Long-Term Performance Plan will vest and be immediately paid in full.

CHANGE OF CONTROL SEVERANCE PROGRAM

     In May 2003, the Company adopted a Change of Control Severance Program (the "Program") in which all of the individuals, other than Robert Taubman and William Taubman, who are employed by the Company or any of its affiliates on the date of a "change of control of the Company" as defined in the Program, and who are not a party to the employment agreements described above, participate. The Program superseded the Company's undocumented existing severance program and provides benefits comparable to those the Company has provided in the past. The Program provides generally that if a participant's employment with the Company and any of its affiliates is terminated other than for cause, death or disability or if the participant resigns for "good reason," as defined in the Program, during the two-year period following a change of control, in the case of participants who are Group Vice Presidents, or during the one-year period following a change of control, in the case of all other participants, a participant will be generally entitled to receive, subject to the participant's execution and non-revocation of a release:

     - a lump sum separation benefit equal to 1/12 of the participant's annual base salary and annual bonus times the participant's years of service with the Company and its affiliates;

     - medical, dental and vision benefit continuation, and if eligible immediately prior to the change of control or at any time thereafter, executive disability benefit continuation, for a period equal to the number of months of severance to which the participant is entitled;

     - $1,000 from the repurchase by the Manager of the participant's T-I REIT, Inc. share granted to the participant under a bonus award agreement; and

     - outplacement services.

     The separation benefit will be subject to a maximum of 24 months' base salary and bonus and a minimum of 16 months' base salary and bonus in the case of participants who are Group Vice Presidents, 12 months' base salary and bonus in the case of participants who are exempt and Long-Term Performance Plan-eligible associates (other than Group Vice Presidents), six months' base salary and bonus, in the case of participants who are exempt and non-Long-Term Performance Plan-eligible associates, and three months' base salary and bonus, in the case of participants who are non-exempt associates. For participants who are participants in the annual bonus plan, the annual bonus component of the participant's separation benefit will be 130% of the higher of the participant's target bonus for the year in which the change of control occurs and the highest target bonus established for the participant in any subsequent year. For participants who are participants in the Specialty Retail Bonus Plan or the Leasing Bonus Plan, the annual bonus component of the participant's separation benefit will be equal to the higher of (i) the average of the participant's actual bonuses for the three years immediately preceding the change of control (or, if the participant has not been employed by the Company and its affiliates for three years prior to the change of control, such lesser number of years during which the participant was employed by the Company and its affiliates) or
(ii) the highest actual bonus paid to the participant for any subsequent year (if any).

     The Program also provides that effective as of the occurrence of a change of control:

     - each participant's equity-based compensation awards will vest; and

     - the participant's then outstanding awards under the Long-Term Performance Plan will vest and be immediately paid in full.

    ITEM 2 -- ADOPTION OF THE TAUBMAN COMPANY 2005 LONG-TERM INCENTIVE PLAN

     The Manager currently maintains a Long-Term Performance Compensation Plan (the "Existing Plan") whereby employees of Manager are granted cash awards on an annual basis based on individual and Company performance for the applicable fiscal year. The awards vest on the third January 1 after the date of grant, subject to the Company's achievement of a target compounded growth rate of the Company's per share funds from operations. Receipt of the payout amount may be deferred at the election of the grant recipient. See "Executive
Compensation -- Long-Term Performance Compensation Plan" for a more detailed description of the Existing Plan and awards granted under the Existing Plan.

     In order to increase the amount of investment in the Company by the employees of the Manager, to strengthen alignment between employee and shareholder interests and to reinforce a long-term performance focus among the Manager's employees, the Board of Directors adopted The Taubman Company 2005 Long-Term Incentive Plan (the "New Plan") on March 1, 2005, subject to shareholder approval. If the New Plan is approved by the Company's shareholders, no further grants will be made under the Existing Plan.

     The Board of Directors believes that the New Plan will enhance the Manager's ability to attract, retain, motivate and reward employees and to motivate such employees to act in the long-term best interests of the Company. A summary of the material provisions of the New Plan is set forth below and is qualified in its entirety by the provisions of the New Plan, a copy of which is included as Appendix A to this Proxy Statement.

DESCRIPTION OF THE NEW PLAN

     Awards and Vesting. Awards under the New Plan will consist of restricted stock units ("RSUs"). Each RSU will represent the right to receive upon vesting one share of the Company's Common Stock. In addition, a participant will be entitled to receive upon vesting a cash payment equal to the aggregate cash dividends that would have been paid on such share of Common Stock if the share had been outstanding from the date of the grant of the award to the vesting date (the "Dividend Equivalent Amount"). Although the New Plan allows the Compensation Committee to make grants at any time and to set the terms of vesting for each award, the Company expects that awards generally will be granted on an annual basis on or around March 1 of each year and vest on the third anniversary of the grant date, provided that the participant is still an employee of the Manager on the vesting date. In 2005, the Company expects to grant awards in May 2005 if the New Plan is approved by the shareholders at the annual meeting, and such awards would vest on March 1, 2008. Awards will vest prior to the scheduled vesting date upon the death, retirement or disability of the participant, a change in control of the Company (as discussed below) or the termination without renewal of the Master Services Agreement between TRG and the Manager. The Compensation Committee may also, in its discretion, accelerate the vesting of any unvested accounts. Any unvested awards will be forfeited by a participant if the participant's employment with the Company or any of its affiliates is terminated for any reason other than death, retirement or disability.

     Eligibility. Awards may be made under the New Plan to any individual who is an employee of the Company or any of its affiliates, but the Company currently expects that awards will be made to management level employees only. Using such criteria, on the date of this proxy statement, there were approximately 80 employees who would be eligible to participate in the New Plan.

     Administration. The New Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms of the New Plan, the Compensation Committee will have the sole discretionary authority to select participants to receive awards, determine the number of restricted stock units to be granted to each participant and the terms and conditions of awards, and to interpret provisions of the New Plan.

     Shares Available for Grant. A maximum of an aggregate of 1,500,000 shares of the Company's Common Stock are available for issuance under the New Plan.

     Adjustments. In the event of any change in the Company's capitalization, such as a stock split or stock dividend, or any extraordinary corporate transaction such as a merger, consolidation, separation, spin-off or other distribution of stock or property of the Company, or any partial or complete liquidation of the Company, the Compensation Committee shall adjust the number of shares available for issuance under the New Plan and any outstanding grants made under the New Plan as is consistent with the change and is determined by the Compensation Committee in its sole discretion to be appropriate and equitable and to prevent dilution or enlargement of rights.

     Rights of Grant Recipients. A recipient of an award granted under the New Plan will not have any rights as a shareholder of the Company unless and until shares of the Company's Common Stock are issued upon vesting of the applicable award.

     Transferability. A participant's rights and interests under the New Plan cannot be assigned or transferred other than by will or the laws of descent and distribution.

     Change in Control. All awards granted under the New Plan will vest, and the New Plan will automatically terminate, upon the occurrence of a change in control of the Company. A change in control is defined in the New Plan as either
(1) the acquisition by any person or group of persons, other than A. Alfred Taubman or any of his immediate family members or lineal descendants, trusts for the benefit of such persons or entities owned or controlled by such persons, of beneficial ownership of 40% or more of the outstanding voting capital stock of the Company or (2) the removal or election of a member of the Board of Directors, which removal or election was not approved by a vote of at least 70% of the directors comprising the Board of Directors on the date immediately preceding the removal or election.

     Effective Date, Duration and Amendment. The New Plan was adopted by the Board of Directors on March 1, 2005, subject to shareholder approval. The New Plan does not have a set termination date but may be terminated by the Compensation Committee at any time and will terminate immediately upon the dissolution of TRG or the termination of the Master Services Agreement between TRG and the Manager. The Compensation Committee may revise or amend the New Plan in its discretion from time to time, provided, however that no amendment or termination of the New Plan will alter or impair any award previously granted without the consent of the applicable grant recipient. In addition, any amendment to the

New Plan which have any of the following effects will require shareholder approval: (1) a material increase in the number of shares available under the New Plan, (2) an expansion of the type of awards available under the New Plan,
(3) a material expansion in the class of individuals eligible to participate under the New Plan or (4) a material change to the method of determining the value of the shares issued under the New Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the material U.S. federal income tax consequences associated with awards under the New Plan. This general summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. State and local tax consequences, or tax consequences in other countries, may vary.

     Generally, awards of RSUs made under the New Plan are not taxable to a participant at the time of grant but instead are included in ordinary income (in an amount equal to the fair market value of the shares on the vesting date) when vesting occurs. In addition, the Dividend Equivalent Amount is included in ordinary income on the vesting date. Any gain (or loss) realized upon a subsequent disposition of the shares of the Company's Common Stock received on the vesting date will generally constitute capital gain (or loss). The Manager is entitled to a tax deduction in an amount equal to the ordinary income, if any, recognized by the participant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that, subject to certain exceptions, the Company may not deduct compensation exceeding $1 million in any one year paid to any one of the Company's CEO and four highest compensated executive officers other than the CEO. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation. The New Plan is not structured to meet the requirements for the performance-based compensation exception, and therefore, the Company may not be able to deduct the full amount of its share of the Manager's tax deduction for awards made under the New Plan to the Company's CEO and four highest compensated executive officers other than the CEO to the extent that the Company's share of the deduction for compensation of any such person exceeds $1 million in any one year.

AWARDS UNDER THE PLAN

     On March 1, 2005, the Compensation Committee approved the aggregate value of the initial awards to be made under the New Plan. The awards, which will only be granted following shareholder approval of the New Plan, are summarized in the table below. Any additional awards that may be granted under the New Plan in the future are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

                               NEW PLAN BENEFITS

                     NAME AND POSITION                       DOLLAR VALUE($)(1)   NUMBER OF UNITS(2)
                     -----------------                       ------------------   ------------------
Robert S. Taubman..........................................      $1,553,000               (3)
  Chairman of the Board, President and
  Chief Executive Officer
Lisa A. Payne..............................................      $  830,000               (3)
  Executive Vice President and Chief
  Financial and Administrative Officer
William S. Taubman.........................................      $  780,000               (3)
  Executive Vice President
Stephen J. Kieras..........................................      $  205,000               (3)
  Senior Vice President, Development
David T. Weinert...........................................      $  213,500               (3)
  Senior Vice President, Leasing

                     NAME AND POSITION                       DOLLAR VALUE($)(1)   NUMBER OF UNITS(2)
                     -----------------                       ------------------   ------------------
Courtney I. Lord...........................................              --               --
  Former Senior Vice President, Leasing
John L. Simon..............................................              --               --
  Former Senior Vice President, Development
Executive Group(4).........................................      $3,776,500               (3)
Non-Executive Director Group(5)............................              --               --
Non-Executive Officer Employee Group(6)....................      $2,640,608               (3)

---------------

(1) Represents the estimated value of the units to be granted in May 2005.

(2) Each unit represents the right to receive, upon the vesting date of March 1, 2008 (unless otherwise vested earlier in accordance with the terms of the New Plan), one share of the Company's Common Stock, plus a cash payment equal to all dividends that would have been paid on such share if it had been outstanding from the grant date to the vesting date.

(3) The number of units is not determinable at this time, as it will be based upon the fair market value of the Company's Common Stock on the grant date.

(4) Includes all current executive officers (6 persons).

(5) Directors are not eligible to participate in the New Plan.

(6) Includes all employees, other than current executive officers, who will receive grants under the New Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE TAUBMAN COMPANY 2005 LONG-TERM INCENTIVE PLAN.

                ITEM 3 -- ADOPTION OF THE TAUBMAN CENTERS, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK GRANT PLAN

     On December 7, 2004, the Board of Directors approved a change in the compensation of non-employee members of the Board of Directors, which included the payment in shares of the Company's Common Stock of a portion of the annual retainer paid to non-employee members of the Board. On March 1, 2005, the Board of Directors approved the Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan (the "Director Plan"). The Director Plan is intended to increase the ownership of the Company's Common Stock by members of the Board of Directors and to better align the interests of directors with those of the Company's shareholders. A summary of the material provisions of the Director Plan is set forth below and is qualified in its entirety by the provisions of the Director Plan, a copy of which is included as Appendix B to this Proxy Statement.

DESCRIPTION OF THE DIRECTOR PLAN

     Administration. The Director Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the Director Plan, the Compensation Committee will have the sole discretionary authority to interpret provisions of the Director Plan.

     Eligibility. All members of the Company's Board of Directors who are not employees or officers of the Company or any of its affiliates are eligible to receive grants under the Director Plan.

     Awards. The Director Plan provides for an annual grant to each non-employee director of the Company of that number of shares of the Company's Common Stock having a fair market value (measured as of the date immediately prior to the date of grant) of $15,000. The shares will be granted on a quarterly basis, in advance.

     Shares Available for Grant. The number of shares of Common Stock that can be issued under the Director Plan is not limited, but awards cannot be made other than those automatically granted pursuant to the Director Plan as described above. Shares granted under the Director Plan will be authorized but unissued shares or issued and re-acquired shares, as the Compensation Committee may determine from time to time.

     Effective Date, Duration and Amendment. If adopted by the Company's shareholders at the 2005 annual meeting, the Director Plan will be effective as of such date. The Director Plan will remain in effect until the tenth anniversary of the effective date. The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Director Plan, except that the approval of the Company's shareholders shall be required to (1) materially increase the dollar amount of the shares which will be granted to directors on an annual basis, (2) expand the type of awards available under the Director Plan, (3) materially expand the class of persons eligible to receive awards, (4) materially extend the termination date of the Director Plan or (5) materially change the method of determining the value of the shares issued under the Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the material U.S. federal income tax consequences associated with awards under the Director Plan. This general summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. State and local tax consequences, or tax consequences in other countries, may vary.

     Each director receiving shares pursuant to the Director Plan will recognize ordinary income equal to the fair market value of the shares on the grant date, and the Company will receive a corresponding deduction. Any gain (or loss) realized upon a subsequent disposition of the shares will generally constitute capital gain (or loss).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE TAUBMAN CENTERS, INC. NON-EMPLOYEE DIRECTORS' STOCK GRANT PLAN.

                     ITEM 4 -- RATIFICATION OF SELECTION OF
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors recommends that the shareholders vote FOR the appointment of KPMG as the Company's independent registered public accounting firm for the year ending December 31, 2005. Although shareholder approval of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment of KPMG under advisement if such appointment is not approved by the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date. KPMG served as the Company's independent registered public accounting firm for 2004. The Company expects that representatives of KPMG will be present at the annual meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects that such representatives will be available to respond to appropriate questions addressed to the officer presiding at the meeting.

     On March 9, 2004, the Audit Committee appointed KPMG as the independent registered public accounting firm to audit the financial statements of the Company for 2004 to replace Deloitte, which was informed on March 10, 2004 that it would no longer serve as the Company's independent registered public accounting firm. On May 18, 2004, the shareholders of the company ratified the selection of KPMG at the annual meeting of shareholders.

     The reports of Deloitte on the Company's financial statements for 2002 and 2003 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. For 2002 and 2003 and the subsequent interim period through March 9, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference thereto in their reports on the financial statements for such years. During 2002 and 2003 and the subsequent interim period through March 9, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company provided Deloitte with a copy of the statements made in this paragraph. A letter from Deloitte, dated March 10, 2004, stating its agreement with such statements was included as an exhibit to the Company's Form 8-K, dated March 9, 2004, filed with the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be determined by the shareholders at the annual meeting; however, if any other matter is properly brought before the meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with the Board's recommendation or, if there is no recommendation, in their own discretion.

                          COSTS OF PROXY SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material will be paid by the Company. The Company will request nominees and others holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Innisfree M&A Incorporated has also been hired to assist the Company with the solicitation of proxies for a fee of approximately $12,000 and reimbursement for reasonable out of pocket expenses. In addition, the Company's directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

                             ADDITIONAL INFORMATION

PRESENTATION OF SHAREHOLDER PROPOSALS AT 2006 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2006 must be received by the Company at 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200 by the close of business on December 6, 2005, and must otherwise be in compliance with the Company's by-laws and the requirements of the proxy solicitation rules of the SEC, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any shareholder proposal intended to be presented for consideration at the 2006 annual meeting, but not intended to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, must be received by the Company at the address stated above by the close of business on March 17, 2006 to be considered timely.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 2004, including financial statements as of and for the year ended December 31, 2004 audited by KPMG, LLP, independent registered public accounting firm, and other reports dated March 1, 2005, and financial statements as of and for the two years ended December 31, 2003 audited by Deloitte & Touche LLP dated February 4, 2004, are being furnished with the Proxy Statement.

     IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SEC, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES: TAUBMAN CENTERS INVESTOR SERVICES, 200 EAST LONG LAKE ROAD, SUITE 300, P.O. BOX 200, BLOOMFIELD HILLS, MICHIGAN 48303-0200.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors,

                                          Robert S. Taubman,
                                          Chairman of the Board, President and
                                          Chief Executive Officer

April 5, 2005

                                                                      APPENDIX A

                              THE TAUBMAN COMPANY
                         2005 LONG-TERM INCENTIVE PLAN
                          EFFECTIVE AS OF MAY 18, 2005

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ARTICLE 1 -- PURPOSE OF THE PLAN: TERM................................   A-1
     1.1  Purpose of the Plan.........................................   A-1
     1.2  Term........................................................   A-1
ARTICLE 2 -- DEFINITIONS..............................................   A-1
ARTICLE 3 -- ADMINISTRATION: SHARES AVAILABLE.........................   A-4
     3.1  Administration..............................................   A-4
     3.2  Binding Effect of Decisions.................................   A-4
     3.3  Expenses of Administration..................................   A-4
     3.4  Indemnification.............................................   A-4
     3.5  Number of Shares Available for Grants.......................   A-4
ARTICLE 4 -- PARTICIPATION; GRANTS; PARTICIPANT RIGHTS................   A-5
     4.1  Participation...............................................   A-5
     4.2  Power to Grant Awards.......................................   A-5
     4.3  Participant to Have No Rights as a Shareholder in TCO with
          Respect to RSUs.............................................   A-5
ARTICLE 5 -- AWARD AGREEMENTS; ESTABLISHMENT AND MAINTENANCE OF SUB
  ACCOUNTS; VESTING...................................................   A-5
     5.1  Agreements Evidencing Awards................................   A-5
     5.2  Plan Provisions Control Award Terms.........................   A-5
     5.3  Establishment of Sub Accounts...............................   A-5
     5.4  Dividend Equivalents........................................   A-5
     5.5  Vesting of Sub Accounts.....................................   A-5
     5.6  Acceleration of Vesting.....................................   A-5
     5.7  Forfeiture of Sub Accounts..................................   A-6
     5.8  Statement of Account........................................   A-6
ARTICLE 6 -- PAYMENT; TAXATION; BENEFICIARIES OR REPRESENTATIVES......   A-6
     6.1  Time and Manner of Payment..................................   A-6
     6.2  Taxes.......................................................   A-6
     6.3  Dealings with Beneficiaries or Representatives of a
          Participant.................................................   A-6
ARTICLE 7 -- AMENDMENT AND TERMINATION OF THE PLAN....................   A-6
     7.1  Amendment of the Plan.......................................   A-6
     7.2  Termination of the Plan.....................................   A-7
     7.3  Dissolution of TRG..........................................   A-7
     7.4  Termination of Management Contract/Change of Control
          Event.......................................................   A-7
ARTICLE 8 -- BENEFICIARY DESIGNATION..................................   A-7
     8.1  Beneficiary Designation.....................................   A-7
     8.2  In the Event of No Valid Designation........................   A-7
ARTICLE 9 -- GENERAL PROVISIONS.......................................   A-8
     9.1  Compliance with Applicable Laws and Regulations.............   A-8
     9.2  Status of Each Participant is that of an Unsecured General
          Creditor....................................................   A-8
     9.3  Non-assignability...........................................   A-8
     9.4  No Right to Continued Employment............................   A-8
     9.5  Inspection of Records.......................................   A-8
     9.6  Section Titles..............................................   A-8
     9.7  Severability................................................   A-8
     9.8  Strict Construction.........................................   A-8
     9.9  Choice of Law...............................................   A-8

                              THE TAUBMAN COMPANY
                         2005 LONG-TERM INCENTIVE PLAN

                         (EFFECTIVE AS OF MAY 18, 2005)

                                   ARTICLE 1
                           PURPOSE OF THE PLAN; TERM

     1.1 PURPOSE OF THE PLAN. The Taubman Company 2005 Long-Term Incentive Plan, as the same may be amended from time to time, is intended to: (1) provide compensation to certain key associates of the Company; (2) provide incentives to associates of the Company to remain in the employ of the Company; (3) attract new associates with outstanding qualifications to serve the Company; and (4) increase Company management's ownership of shares of Taubman Centers, Inc. so as to strengthen the alignment of interests between Company management and shareholders of Taubman Centers, Inc., which is the general and managing partner of The Taubman Realty Group Limited Partnership, with which the Company has contracted to provide management, leasing, administration, and development services.

     1.2 TERM. Subject to shareholder approval, the Plan is effective as of May 18, 2005. The Plan will remain in effect until terminated or abandoned by action of the Company and the Compensation Committee.

                                   ARTICLE 2
                                  DEFINITIONS

     In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine, or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

     2.1 "ACCOUNT" means the record established and maintained to reflect the full interest of a Participant in the Plan, consisting of the RSUs and Dividend Equivalents to be Paid to the Participant pursuant to the Plan, and will not, under any circumstances, constitute or be treated as a trust fund of any kind.

     2.2 "ASSOCIATE" means an individual who is and continues to be employed by the Company or an affiliate of the Company. An Associate shall cease to be an Associate on the voluntary or involuntary termination of his employment with the Company or an affiliate of the Company, for any reason, with or without Cause, including death, Disability, or Retirement. Transfers of employment between the Company and an affiliate of the Company, or between affiliates of the Company, shall not affect an individual's status as an Associate for purposes of the Plan and shall not be treated as a cessation of employment if the cessation of employment with the Company or an affiliate of the Company is immediately followed by employment with the Company or another affiliate of the Company. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Company.

     2.3 "AWARD" means an award granted to a Participant by the Compensation Committee pursuant to Article IV.

     2.4 "AWARD AGREEMENT" means an agreement executed by the Company and a Participant pursuant to Section 5.1 of the Plan.

     2.5 "BENEFICIARY" means: (a) an individual, trust, estate, or family trust who or that, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan on the Participant's death; or (b) an individual who, as a result of designation by a Participant in a Beneficiary Designation, or as otherwise provided in Article 8, succeeds to the rights and obligations of such Participant under the Plan on such Participant's death.

     2.6 "BENEFICIARY DESIGNATION" means a writing executed by the Participant pursuant to Section 8.1 of the Plan.

     2.7 "BOARD OF DIRECTORS" means the Board of Directors of TCO, including any Committee or Committees of the Board of Directors established pursuant to the by-laws of TCO.

     2.8 "BUSINESS DAY" means any Day on which the New York Stock Exchange is open for trading.

     2.9 "CHANGE OF CONTROL EVENT" means either:

          (a) any removal or election of a member of the Board of Directors, which removal or election was not approved by a vote of at least 70% of the directors comprising the Board of Directors on the date immediately preceding the removal or election; or

          (b) the acquisition by any person or group or persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than A. Alfred Taubman or any of his immediate family members or lineal descendants, any heir of the foregoing, any trust for the benefit of any of the foregoing, any private charitable foundation or any partnership, limited liability company, or corporation owned or controlled by some or all of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of 40% or more of the outstanding voting capital stock of TCO.

     2.10 "COMMON STOCK" means the common stock of TCO, par value $0.01 per share.

     2.11 "COMPANY" means The Taubman Company LLC, a Delaware limited liability company, and any successor interest to the business of The Taubman Company LLC that has, by agreement, adopted the Plan.

     2.12 "COMPENSATION COMMITTEE" or "COMMITTEE" means the Compensation Committee of the Board of Directors.

     2.13 "DAY" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent, approval, or other action ends is not a Business Day, such period shall end on the next Business Day.

     2.14 "DISABILITY" or "DISABLED" means an Associate's physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Associate incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three-hundred sixty-five (365) Days. Notwithstanding the foregoing, an Associate shall not be deemed to be Disabled as a result of any condition that:

          (a) was contracted, suffered, or incurred while such Associate was engaged in, or resulted from such Associate having engaged in, a felonious activity;

          (b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

          (c) resulted from service in the Armed Forces of the United States for which such Associate received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

     The Disability of an Associate and the date on which an Associate ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Compensation Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Compensation Committee or the Company shall have the right to require an Associate to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee or the Company shall require in order to make a determination concerning the Associate's physical or mental condition; provided, however, that: (a) an Associate may not be required to undergo a medical examination more often than once each one-hundred eighty (180) Days, nor at any time after the normal date of the Associate's Retirement; and (b) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan. If any Associate engages in any occupation or employment

(except for rehabilitation as determined by the Compensation Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee, on the recommendation of the Company, determines on the basis of a medical examination that an Associate no longer has a Disability, or if an Associate refuses to submit to any medical examination properly requested by the Compensation Committee or the Company, then in any such event, the Associate shall be deemed to have recovered from such Disability.

     2.15 "DIVIDEND EQUIVALENT" means the amount credited to the Participant's Sub Account(s) pursuant to Section 5.4 of the Plan.

     2.16 "DIVIDEND EQUIVALENT DATE" means any date on which a Sub Account is credited with a Dividend Equivalent with respect to the number of RSUs then credited to such Sub Account, which shall be the dividend record date of the actual cash dividends distributed with respect to shares of Common Stock.

     2.17 "EFFECTIVE DATE" of the Plan means May 18, 2005.

     2.18 "GRANT DATE" means the date on which the Compensation Committee grants an Award pursuant to the Plan, as specified in the Award.

     2.19 "PARTICIPANT" means an Associate whom the Compensation Committee designates to participate in the Plan and who has received an Award pursuant to the Plan.

     2.20 "PARTNERSHIP AGREEMENT" means The Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same has been and may subsequently be amended and/or supplemented.

     2.21 "PAYMENT," "PAY," "PAYABLE" or "PAID" means:

          (a) the transfer of shares of Common Stock equal to the number of RSUs in the applicable Sub Account as of the Vesting Date, net of any taxes as provided in Section 6.2; and

          (b) the payment of a lump sum in cash equal to the Dividend Equivalent amount credited to the applicable Sub Account as of the Vesting Date, net of any taxes as provided in Section 6.2.

     2.22 "PERSON" or "PERSONS" means an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

     2.23 "PLAN" means The Taubman Company Long-Term 2005 Incentive Plan, effective as of May 18, 2005.

     2.24 "RETIREMENT" means the termination of employment by an Associate after the attainment of age sixty-two (62) or on such earlier date as required by local law or as otherwise determined or approved by the Company.

     2.25 "RSU" or "RESTRICTED STOCK UNIT" means the denomination used for granting Awards pursuant to the terms of the Plan that represents one share of Common Stock Payable to the Participant on the Vesting Date, and shall not represent any ownership interest in any actual shares of Common Stock.

     2.26 "SUB ACCOUNT" means the portion of a Participant's Account attributable to a specific Award, which Sub Account will be credited and maintained and will vest and be Paid, or be terminated or forfeited in accordance with the terms of the Plan.

     2.27 "TCO" means Taubman Centers, Inc., a Michigan corporation.

     2.28 "TERMINATION FOR CAUSE" or "CAUSE" means termination of employment by reason of an Associate's action or repeated acts, including without limitation the commission of a felony, fraud, or willful misconduct, which has resulted, or is likely to result, in damage to the Company, or an affiliate of the Company, TCO, or TRG, as the Company may conclusively determine.

     2.29 "TRG" means The Taubman Realty Group Limited Partnership, a Delaware limited partnership.

     2.30 "VESTING DATE" means, except as otherwise provided in the Plan, the date that is the earlier of the date determined by the Compensation Committee and set forth in the Award or the death, Retirement, or Disability of the Participant for whom the Sub Account related to the Award is maintained, dissolution of TRG, occurrence of a Change of Control Event, or termination (without renewal) of the Master Services Agreement (as defined in the Partnership Agreement).

                                   ARTICLE 3
                        ADMINISTRATION; SHARES AVAILABLE

     3.1 ADMINISTRATION. The Compensation Committee shall administer the Plan in accordance with the Plan's terms. Except as otherwise provided in the Partnership Agreement or the Plan, the Compensation Committee shall have the sole discretionary authority to: (a) select the Associates who are to be granted Awards under the Plan; (b) determine the RSUs to be granted to Associates and the manner of making or determining such grants; (c) authorize the granting of Awards; (d) interpret the Plan; (e) establish and modify administrative rules for the Plan; (f) impose such conditions and restrictions on Awards as it determines appropriate; and (g) take any other actions in connection with the Plan and the Awards and make all determinations under the Plan as it may deem necessary or advisable.

     The Compensation Committee will consider recommendations from the Company in exercising the discretion granted to the Compensation Committee under the Plan. Action taken or not taken by the Company or the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

     The Compensation Committee may delegate to one or more Persons any of its powers provided or conferred, other than its power to authorize the granting of Awards, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on, and shall have the same authority as, the Compensation Committee and its members under the Plan.

     3.2 BINDING EFFECT OF DECISIONS. The decision or action of the Company or the Compensation Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated in the Plan shall be final and conclusive and binding on all Persons having any interest in the Plan.

     3.3 EXPENSES OF ADMINISTRATION. The Company shall pay all costs and expenses of administering the Plan.

     3.4 INDEMNIFICATION. The Board of Directors, the Compensation Committee, members of the Board of Directors and the Compensation Committee, each Person or Persons designated or delegated by the Board of Directors or the Compensation Committee, the Company and each affiliate of the Company, TCO, and TRG, and the officers, partners, or agents of the Company shall be entitled to indemnification and reimbursement from the Company and from TRG for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee or the Company to the fullest extent provided or permitted by the Partnership Agreement, the operating agreement of the Company, and by any insurance policy or other agreement intended for the benefit of the Compensation Committee or an indemnified Person under this section, or by any applicable law.

     3.5 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to shareholder approval at the 2005 annual shareholders' meeting, the number of shares of Common Stock hereby reserved for issuance to Participants under the Plan shall be 1,500,000 shares. Shares available under the Plan shall be now or hereafter issued or authorized but unissued. In the event of any change in corporate capitalization, such as a stock split, issuance of stock dividends, or any corporate transaction, such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of TCO, or any partial or complete liquidation of TCO, such adjustment shall be made in the number and/or price of shares of Common Stock that may be issued under the Plan or subject to outstanding Awards granted under the Plan, as is consistent with the change and may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

                                   ARTICLE 4
                   PARTICIPATION; GRANTS; PARTICIPANT RIGHTS

     4.1 PARTICIPATION. All Associates shall be eligible to receive Awards under the Plan. The Participants shall be such Associates as the Compensation Committee may select (who may include executive officers of the Company). Participation in the Plan shall be based on the past and expected future contribution of the Associate to the Company.

     4.2 POWER TO GRANT AWARDS. The Compensation Committee shall grant Awards in RSUs to such Associates in such amounts as the Compensation Committee shall determine. In granting Awards to Associates, the Compensation Committee shall consider recommendations made by the Company, taking into account individual performance and such other criteria as the Company deems relevant.

     4.3 PARTICIPANT TO HAVE NO RIGHTS AS A SHAREHOLDER IN TCO WITH RESPECT TO RSUS. A Participant shall have no rights as a shareholder in TCO with respect to RSUs in his Sub Accounts.

                                   ARTICLE 5
    AWARD AGREEMENTS; ESTABLISHMENT AND MAINTENANCE OF SUB ACCOUNTS; VESTING

     5.1 AGREEMENTS EVIDENCING AWARDS. The terms of each Award shall be evidenced by a written Award Agreement in such form as the Company may from time to time determine, executed by the Company and the Participant. Such agreement shall state the RSUs granted to the Participant, the Vesting Date of the Award, and such other terms as the Company shall determine. Each Award Agreement shall comply with, and be subject to, the terms and conditions of the Plan and such other terms and conditions as the Company may deem appropriate. No Person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Award.

     5.2 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan. In the event that any provision of an Award Agreement conflicts with any term in the Plan as constituted on the Grant Date of such Award, the term in the Plan shall control.

     5.3 ESTABLISHMENT OF SUB ACCOUNTS. A separate Sub Account shall be established for each Award granted to a Participant. The Sub Account shall be deemed established as of the Grant Date. The RSUs credited to each Sub Account shall equal the RSUs granted pursuant to each Award. Each Sub Account shall vest as provided in Section 5.5, and, subject to the provisions of the Plan, shall be Paid to the Participant as provided in Article 6.

     5.4 DIVIDEND EQUIVALENTS. A Participant's Sub Account(s) will be credited, as of each Dividend Equivalent Date, with an amount equal to the product of: (a) the cash dividend amount declared with respect to a single share of Common Stock on such Dividend Equivalent Date and (b) the number of RSUs credited to the Sub Account as of such Dividend Equivalent Date.

     5.5 VESTING OF SUB ACCOUNTS. Subject to the provisions of Sections 5.6 and 5.7, each Sub Account shall vest on the Vesting Date, provided the Participant is still in the employ of the Company on such date.

     5.6 ACCELERATION OF VESTING. Notwithstanding anything in the Plan to the contrary, the Compensation Committee, in its discretion, on the recommendation from the Company, may accelerate at any time the vesting of Sub Accounts that have not previously become vested.

     5.7 FORFEITURE OF SUB ACCOUNTS.

          (a) If a Participant's employment with the Company is terminated for any reason other than death, Disability, or Retirement, such Participant's rights with respect to any Sub Accounts which have not become vested on or prior to the date of the Participant's termination of employment will terminate and be forfeited, and neither the Participant nor his Beneficiaries, heirs, personal representatives, successors, or assigns shall have any rights with respect to any such Sub Accounts.

          (b) Notwithstanding any other provision of the Plan, all rights to any Payments under the Plan to a Participant will be discontinued and forfeited, and the Company will have no further obligation under the Plan to such Participant (including with respect to vested Sub Accounts), if the Participant is discharged from employment with the Company and such discharge constitutes a Termination for Cause.

     5.8 STATEMENT OF ACCOUNT. Within 100 Days after the end of each calendar year, the Company shall submit to each Participant a statement of his Account setting forth the Vesting Date for each of his Sub Accounts, the RSUs and Dividend Equivalents credited to such Sub Accounts, and the current fair market value of the Common Stock, all as of the close of business on December 31st of such calendar year, or as of such other date(s) as the Company shall select.

                                   ARTICLE 6
              PAYMENT; TAXATION; BENEFICIARIES OR REPRESENTATIVES

     6.1 TIME AND MANNER OF PAYMENT. As soon as administratively practicable following the Vesting Date of a Participant's Sub Account, but no later than two
(2) months following the Vesting Date, the Company shall Pay to the Participant, on satisfaction of any tax withholding obligations, the Participant's Sub Account. Immediately prior to Payment to a Participant, TCO will issue and transfer to the Company the necessary shares of Common Stock for Payment to the Participant. Any and all RSUs and Dividend Equivalents due under the Plan shall be the sole obligation of the Company.

     6.2 TAXES. The Company shall arrange for the satisfaction of the statutory minimum amount of tax required to be withheld under federal or any state or local law in connection with any Payment under one of the following methods, as determined by the Company in its discretion: (a) withholding from the Payment to the Participant of sufficient cash and/or shares of Common Stock issuable under the Award having a fair market value sufficient to satisfy the withholding obligation, or (b) delivery to the Company by the Participant of an amount equal to the withholding amount by wire transfer, certified check or other means acceptable to the Company, or by additional payroll withholding in the event the Participant fails to deliver the withholding amount. The Company may refuse to make any Payment until the withholding obligation is satisfied.

     6.3 DEALINGS WITH BENEFICIARIES OR REPRESENTATIVES OF A PARTICIPANT. The Company may require such proper proof of death and such evidence of the right of any Person other than a Participant to receive Payment of a Sub Account under the Plan, as the Company deems necessary or advisable. The Company's determination of death or Disability and of the right of any Person other than a Participant to receive Payment of a Participant's Sub Account under the Plan shall be conclusive. The acceptance of any Payment pursuant to Article 6 of the Plan shall constitute a complete acquittance and discharge of full liability of the Company under the Plan, and the Company shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against the Company.

                                   ARTICLE 7
                     AMENDMENT AND TERMINATION OF THE PLAN

     7.1 AMENDMENT OF THE PLAN. The Compensation Committee may from time to time suspend the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that except with the written consent of a Participant or as otherwise specifically provided in the Plan, no amendment or suspension of the Plan shall alter or impair any Award previously granted to such Participant under the Plan. The following types of amendments will not be made without approval of the Common Stock shareholders: (a) a material increase in the number of shares of Common Stock available under the Plan; (b) an expansion of the type of Awards available for grants under the Plan; (c) a material expansion in the class of individuals eligible to participate under the Plan; or
(d) a material change to the method of determining the value of shares issued under the Plan.

     7.2 TERMINATION OF THE PLAN. The Compensation Committee shall have the right and power to terminate the Plan at any time, and no Award shall be granted under the Plan after such termination. Any Sub Account outstanding at the time of termination of the Plan shall vest and become Payable to the same extent and subject to the same terms and conditions, as provided in Article 6 of the Plan, that would have applied to such Sub Account if the Plan had not been terminated.

     7.3 DISSOLUTION OF TRG. The dissolution of TRG (provided that TRG is not reconstituted as provided in the Partnership Agreement) shall cause the Plan to terminate immediately without any further action on the part of the Compensation Committee, and each outstanding Sub Account that is not then vested to vest immediately and fully. On the dissolution of TRG, each Participant shall be Paid his Account, as provided in Article 6 of the Plan. The grant of any Awards pursuant to the Plan shall not affect in any way the right or power of the Company or TRG to make changes to their business structures, or to merge, dissolve, or terminate, or to sell or transfer any or all of their assets.

     7.4 TERMINATION OF MANAGEMENT CONTRACT/CHANGE OF CONTROL EVENT. On the termination of the Master Services Agreement (as defined in the Partnership Agreement) between TRG and the Company, for any reason, without a renewal of such Master Services Agreement, or on the occurrence of a Change of Control Event, the Plan shall terminate immediately, without any further action on the part of the Compensation Committee, and each outstanding Sub Account that is not then vested shall vest immediately and fully. Each Participant shall be Paid his Account as provided in Article 6 of the Plan.

                                   ARTICLE 8
                            BENEFICIARY DESIGNATION

     8.1 BENEFICIARY DESIGNATION. Each Participant may, at any time, designate any Person or Persons as such Participant's Beneficiary or Beneficiaries (both principal as well as contingent) to whom Payment under the Plan will be made in the event of such Participant's death prior to Payment due such Participant under the Plan. Such designation may be changed at any time prior to the Participant's death, without consent of any previously designated beneficiary. Any designation must be made in writing. A Beneficiary Designation shall be effective only if properly completed and only on receipt by the Company. Any properly completed Beneficiary Designation received by the Company prior to the Participant's death shall automatically revoke any prior Beneficiary Designation. In the event of divorce, the person from whom such divorce has been obtained shall be deemed to have predeceased the Participant in determining who shall be entitled to receive Payment pursuant to such Participant's Beneficiary Designation, unless the Participant completes and submits after the divorce a Beneficiary Designation which designates the former spouse as the Participant's Beneficiary for purposes of the Plan.

     8.2 IN THE EVENT OF NO VALID DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease (or are deemed to predecease) such Participant or die prior to Payment of such Participant's Sub Accounts, then such Participant's designated Beneficiary shall be deemed to be the Person or Persons surviving such Participant in the first of the following classes in which there is a survivor, share and share alike:

          (a) Such Participant's surviving spouse.

          (b) Such Participant's children, except that if any of such Participant's children predecease the Participant but leave issue surviving, then such issue shall take, by right of representation, the share their parent would have taken if living. The term "children" shall include natural or adopted children but shall not include a child (or children) whom the Participant has placed for adoption or foster care.

          (c) Such Participant's estate.

                                   ARTICLE 9
                               GENERAL PROVISIONS

     9.1 COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. The Plan, the grant of Awards under the Plan, and the obligation of the Company to deliver Payment in settlement of Sub Accounts under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     9.2 STATUS OF EACH PARTICIPANT IS THAT OF AN UNSECURED GENERAL
CREDITOR. Each Participant and his Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any specific property or assets of the Company, TRG, TCO, nor of any entity for which the Company or any affiliate of the Company provides services. Assets of the Company or such other entities shall not be held under any trust for the benefit of any Participant or his Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's and such other entities' assets shall be, and remain, the general unrestricted assets of the Company or such other entities. The Company's sole obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to Pay Participants in the future, subject to the conditions and provisions of the Plan.

     9.3 NON-ASSIGNABILITY. A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. No part of the amounts Payable under the Plan shall, prior to actual Payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other Person, or be transferable by operation of law in the event of a Participant's or any other Person's bankruptcy or insolvency.

     9.4 NO RIGHT TO CONTINUED EMPLOYMENT. No Associate or any other Person shall have any claim or right to be granted an Award under the Plan. The adoption and maintenance of the Plan, the granting of Awards pursuant to the Plan, or the execution of an Award Agreement shall not be deemed to constitute a contract of employment between the Company, an affiliate of the Company, or of TRG or TCO, and any Associate or to be a condition of the employment of any Person. The Plan and any Award granted under the Plan shall not confer on any Participant any right with respect to continued employment by the Company or an affiliate of the Company, nor shall they interfere in any way with the right of the Company or an affiliate of the Company to terminate the employment of any Participant at any time, and for any reason, with or without Cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Associate is "at will."

     9.5 INSPECTION OF RECORDS. Copies of the Plan, records reflecting each Participant's Sub Account(s), and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Company at any reasonable business hour.

     9.6 SECTION TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

     9.7 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then: (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     9.8 STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, TRG, TCO, the Compensation Committee, or any other Person in the interpretation of any of the terms of the Plan, any Award granted under the Plan, or any rule or procedure established by the Compensation Committee or the Company.

     9.9 CHOICE OF LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

                                                                      APPENDIX B

                             TAUBMAN CENTERS, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK GRANT PLAN

                         (EFFECTIVE AS OF MAY 18, 2005)

     The Taubman Centers, Inc. Non-Employee Directors' Stock Grant Plan, as it may be amended from time to time (the "Plan"), is intended to provide compensation to members of the Board of Directors of Taubman Centers, Inc., a Michigan corporation (the "Company") who are not otherwise employees or officers of the Company or any of its affiliates ("Non-Employee Directors"). The Plan is effective from May 18, 2005, subject to shareholder approval, until May 18, 2015 or, if earlier, until it is terminated by action of the Company.

     ANNUAL AWARDS. Each Non-Employee Director shall receive, on the first day of each quarter as part of his annual retainer, a number of shares of common stock of the Company, par value $0.01 per share, equal to $3,750 divided by the Fair Market Value of the Common Stock on the business day (meaning any day on which the New York Stock Exchange is open for trading) immediately before the first day of the quarter. The shares will be authorized but unissued shares or issued and re-acquired shares, as the Compensation Committee determines from time to time.

     For Plan purposes, FAIR MARKET VALUE OF THE COMMON STOCK means the per share value of the common stock of the Company on a specified date, and is determined as follows: (a) if the common stock is listed or admitted for trading on any national securities exchange, the Fair Market Value of the Common Stock is the closing price per share on such exchange on such date (or, if listed on more than one exchange, the principal said exchange); or (b) if the common stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the price per share equal to the mean between the closing high bid and the closing low bid on such system on such date.

     AMENDMENT OF THE PLAN. The Compensation Committee may from time to time suspend the Plan or revise or amend the Plan in any respect whatsoever, provided that the following types of amendments will not be made without approval of the common stock shareholders: (a) an expansion of the type of awards available for grants under the Plan; (b) a material expansion in the class of individuals eligible to participate under the Plan; (c) a material expansion to the term of the Plan; (c) a material change to the method of determining the value of shares issued under the Plan, or (d) a material increase in the dollar amount of shares to be granted on an annual basis to each Non-Employee Director under the Plan.

     ADMINISTRATION. The Compensation Committee shall administer the Plan according to its terms, and has complete discretionary authority to interpret the Plan and to exercise all other rights and powers necessary to operate, manage and administer the Plan, and its decisions shall be final and binding upon the Non-Employee Directors. If the Fair Market Value of the Common Stock cannot be determined under the definition above, the Compensation Committee may determine the value in any method it chooses, using consistently applied uniform principles.

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SUITE 300                            cut-off date or meeting date. Have your proxy card in hand when you
BLOOMFIELD HILLS, MI 48303           access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                     ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
                                     If you would like to reduce the costs incurred by Taubman Centers, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the
                                     Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

                                     VOTE BY PHONE - 1-800-690-6903
                                     Use any touch-tone telephone to transmit your voting instructions up until
                                     11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                     VOTE BY MAIL
                                     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Taubman Centers, Inc., c/o ADP, 51 Mercedes
                                     Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          TAUBM1           KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------
                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY


TAUBMAN CENTERS, INC.

VOTE ON DIRECTORS


1. ELECTION OF DIRECTORS                        FOR    WITHHOLD    FOR ALL      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   Nominees: (each for a three-year term)       ALL    FOR ALL     EXCEPT       NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THE
   01) Robert S. Taubman                                                        NOMINEE'S NAME ON THE LINE BELOW.
   02) Lisa A. Payne                             0         0         0
                                                                                ------------------------------------------------

VOTE ON PROPOSALS                                                                   FOR           AGAINST        ABSTAIN

2. ADOPTION OF LONG-TERM INCENTIVE PLAN                                              0               0              0
   Adoption of The Taubman Company 2005 Long-Term Incentive Plan.

3. ADOPTION OF DIRECTOR STOCK PLAN                                                   0               0              0
   Adoption of the Taubman Centers, Inc. Non-Employee Director Stock
   Grant Plan.

4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     0               0              0
   Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2005.


PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PARTNERSHIP OR OTHER BUSINESS ENTITY, PLEASE SIGN IN THE NAME OF THE ENTITY BY AN AUTHORIZED PERSON.


For address changes and/or comments, please check this box
and write them on the back where indicated                       0


                                                                  YES           NO

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household                    0            0




----------------------------------     -------------          ----------------------------------     -------------
Signature [PLEASE SIGN WITHIN BOX]     Date                   Signature (Joint Owners)               Date

                                     PROXY

                             TAUBMAN CENTERS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 18, 2005

         The undersigned appoints each of Robert S. Taubman and Lisa A. Payne, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on Wednesday, May 18, 2005, and at any adjournment, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment. The undersigned revokes any proxy previously given to vote at such meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1) THROUGH (4) IF NO INSTRUCTION IS PROVIDED.

         This proxy also provides voting instructions for shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of The Taubman Company and Related Entities Employee Retirement Savings Plan (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee, the Plan's Trustee will vote shares held in the plan in the same proportion as votes received from other participants in the Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

         ADDRESS CHANGES/COMMENTS:
                                   --------------------------------------------

         ----------------------------------------------------------------------

         (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                             TAUBMAN CENTERS, INC.

                                     PROXY

             SERIES B NON-PARTICIPATING CONVERTIBLE PREFERRED STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 18, 2005

The undersigned appoints each of Robert S. Taubman and Lisa A. Payne, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on Wednesday, May 18, 2005, and at any adjournment, and to vote at such meeting the shares of Series B Non-Participating Convertible Preferred Stock that the undersigned would be entitled to vote if personally present in accordance with the following instruction and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment. The undersigned revokes any previously given to vote at such meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1) THROUGH (4) IF NO INSTRUCTION IS PROVIDED.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                      THE ENCLOSED POSTAGE PAID ENVELOPE.

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 4          Please mark     [X]
                                                                        your votes as
                                                                        indicated in this
                                                                        example

1. ELECTION OF DIRECTORS                                           2. ADOPTION OF LONG-TERM INCENTIVE PLAN
   Nominees: Robert S. Taubman and Lisa A. Payne (each                Adoption of The Taubman Company 2005 Long-
   for a three-year term)                                             Term Incentive Plan.


FOR        WITHHOLD            WITHHOLD AUTHORITY
          AUTHORITY           To vote for Nominee(s)
       To vote for all           Named below
          Nominees                                                 FOR            AGAINST           ABSTAIN

[ ]          [ ]                     [ ]                           [ ]             [ ]                [ ]

                                                                   4. RATIFICATION OF INDEPENDENT
3. ADOPTION OF DIRECTOR STOCK PLAN                                    REGISTERED PUBLIC ACCOUNTING FIRM
   Adoption of the Taubman Centers, Inc. Non-                         Ratification of the selection of KPMG LLP as the
   Employee Director Stock Grant Plan.                                independent registered public accounting firm for 2005.

FOR         AGAINST                  ABSTAIN                       FOR            AGAINST           ABSTAIN

[ ]          [ ]                     [ ]                           [ ]             [ ]                [ ]



                           Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, partnership, or other business entity, please sign in the name of the entity by an authorized person.


                           ----------------------------------------------------
                           Signature


                           Dated:                                        , 2005
                                 ---------------------------------------